Exhibit 4.3

CRANE SAVINGS AND INVESTMENT PLAN

As Amended & Restated Effective April 3, 2023

CRANE SAVINGS AND INVESTMENT PLAN

AS AMENDED & RESTATED EFFECTIVE APRIL 3, 2023

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1.48	Nondeferred Savings Portion	10
1.49	Non-Highly Compensated Employee	10
1.50	One Year Period of Severance	10
1.51	Outbreak Period	10
1.52	Participant	10
1.53	Participating Employer	10
1.54	Permanent Disability	10
1.55	Plan	11
1.56	Plan Administrator	11
1.57	Plan Year	11
1.58	Qualified Matching Contributions	11
1.59	Qualified Non-Elective Contributions	11
1.60	Required Beginning Date	11
1.61	Restatement Date	11
1.62	Retirement	11
1.63	Roth Contribution Account	11
1.64	Roth Elective Deferrals	11
1.65	Service	12
1.66	Severance from Service	12
1.67	Trustee	12
1.68	Trust Fund	12
1.69	Valuation Date	12
1.70	Vested Interest	12
1.71	Year of Service	12

ARTICLE II ELIGIBILITY AND ENROLLMENT		13
2.01	Eligibility and Participation Requirements	13
2.02	Employees Excluded from Participation	13
2.03	Re-Employment of Participant	13
2.04	Enrollment	13

ARTICLE III PARTICIPANT SAVINGS		14
3.01	Amount and Designation of Participant Contributions as Deferred and Nondeferred Savings	14
3.02	Change in Savings Rate	15
3.03	Discontinuation of Savings	15
3.04	Payment to Trustee	15
3.05	Reduction of Deferred Savings	15
3.06	Limits of Actual Deferral Percentage	16
3.07	Limitation on Contributions	17
3.08	Special Limitation on Nondeferred Savings and Matching Company Contributions	18
3.09	Automatic Enrollment Provisions	19

ARTICLE IV COMPANY CONTRIBUTIONS		21
4.01	Company Contributions	21
4.02	Limitation on Company Contributions	21
4.03	Reinstated Amounts	21
4.04	Voting of Company Stock and Crane NXT Stock	22
4.05	Tendering of Company Stock and Crane NXT Stock	22
4.06	Discretionary Company Contribution	23

ARTICLE V PARTICIPANT ACCOUNTS AND ALLOCATIONS		24
5.01	Accounts	24
5.02	Determination of Value	24
5.03	Credits and Debits to Participant Accounts	24

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5.04	Allocation Limitations	24
5.05	Allocation of Plan Contributions	25

ARTICLE VI INVESTMENTS		26
6.01	Investment Funds	26
6.02	Rules and Regulations	27
6.03	Diversification of Company Stock	27

ARTICLE VII WITHDRAWALS WHILE EMPLOYED		29
7.01	Company Contribution Portion	29
7.02	Nondeferred Savings Portion	29
7.03	Deferred Savings Portion After Age 59 1⁄2	29
7.04	Deferred Savings Portion Prior to Age 59 1⁄2 Hardship Withdrawal	29
7.05	Qualified Reservist Distributions	30
7.06	Deemed Severance Distribution (HEART Withdrawal)	30
7.07	Withdrawal Limitations	31
7.08	Replacement	31
7.09	Participant Loans	31
7.10	Distributions of Rollover Contributions	33
7.11	Other Distribution Provisions	33
7.12	Coronavirus-Related Distribution	34

ARTICLE VIII DISTRIBUTION UPON TERMINATION OF EMPLOYMENT		35
8.01	Vested Interest upon Retirement, Permanent Disability or Death	35
8.02	Vested Interest upon Other Termination of Employment	35
8.03	Timing of Distribution of Vested Interest	36
8.04	Forms of Payment	37
8.05	Minimum Distribution Requirements	38
8.06	Beneficiary	42
8.07	Unable to Locate Participant or Beneficiary	43
8.08	Direct Rollover of Eligible Rollover Distributions	44

ARTICLE IX DETERMINATION OF SERVICE		46
9.01	Service for Purposes of Eligibility to Participate and Vesting	46
9.02	One Year Period of Severance	46
9.03	Hours of Service	46
9.04	Special Rules for Vesting	47

ARTICLE X ADMINISTRATION OF THE PLAN		49
10.01	Administration by Committee	49
10.02	Actions by the Committee	49
10.03	Delegation of Powers	49
10.04	Powers and Duties of the Committee	49
10.05	Rules and Regulations of Committee	51
10.06	Trustee’s Duties	51
10.07	Allocations and Delegations of Responsibility	51
10.08	Administrative Bonding and Expenses	51
10.09	Claims	51
10.10	Denial of Claims	52
10.11	Review of Denied Claims	52
10.12	Limitations of Actions	53
10.13	Discretionary Authority	53

ARTICLE XI AMENDMENT, TERMINATION AND RETURN OF CONTRIBUTIONS		54
11.01	Amendment and Termination	54

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11.02	Distribution upon Plan Termination	54
11.03	Return of Company Contributions	55

ARTICLE XII EMPLOYEE STOCK OWNERSHIP PLAN		56
12.01	Purpose	56
12.02	Investment in Company Stock	56
12.03	Employer Contributions	56
12.04	Securities Acquisition Loans	56
12.05	Allocation of Employer Securities Acquired Through Loans	58
12.06	Diversification	58
12.07	Voting of Employer Securities; Tender Offers	58
12.08	Dividends on Employer Securities	58

ARTICLE XIII MISCELLANEOUS		60
13.01	Governing Law	60
13.02	Incapacity of Recipient of Benefits	60
13.03	Merger, Consolidation or Discontinuance Involving the Company	60
13.04	Liability of Officers and Directors of the Company	60
13.05	Merger or Consolidation of the Plan	60
13.06	Assets in Trust Fund Owned by Trustee, Not Participants or Beneficiaries	60
13.07	Employment Rights Not Affected by the Plan	61
13.08	Trust Fund for Sole Benefit of Participants and Beneficiaries	61
13.09	Indemnification of Fiduciaries	61
13.10	Funding Policy	61
13.11	Meaning of Certain Words	61
13.12	Information to be Furnished by the Company	61
13.13	Service of Process	62
13.14	Rollover Into Plan of Qualified Rollover Distributions	62
13.15	Qualified Military Service	62
13.16	Merger of MEI Associate Retirement Plan into the Plan	63
13.17	Merger of ELDEC Corporation and Interpoint Corporation Retirement Plan into the Plan	63
13.18	Merger of Crane Companies Retirement Savings Plan into the Plan	63
13.19	Merger of Cummins-Allison Corp. Tax-Sheltered Savings and Retirement Plan into the Plan	64
13.20	Transfer of CIRCOR International, Inc. 401(k) Savings Plan Assets into the Plan	64

ARTICLE XIV TOP-HEAVY PROVISIONS		66
14.01	Purpose	66
14.02	Definitions	66
14.03	Determination of Whether Plan is Top-Heavy	66
14.04	Aggregation Group of Company Plans	67
14.05	Special Minimum Contribution and Minimum Vesting Becoming Operative in the Event the Plan Becomes Top-Heavy	67
14.06	Pre-Top-Heavy Plan Terminated Member	68
14.07	Termination of Top-Heavy Status	68
14.08	Multiple Top-Heavy Plans	69

EXHIBIT A –	Participating Employers
APPENDIX A –	Schedule of Participants Subject to Special Vesting Rules
APPENDIX B –	Eligible Employees Previously Covered under the ELDEC Corporation and Interpoint Retirement Plan

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CRANE SAVINGS AND INVESTMENT PLAN

AS AMENDED & RESTATED EFFECTIVE APRIL 3, 2023

PURPOSE AND HISTORY OF PLAN

This document is an amendment and restatement of the Crane Savings and Investment Plan, which was formerly known as the Amended and Restated Crane Co. Savings and Investment Plan (the “Plan”). Except as otherwise specifically provided herein, this amendment and restatement is effective as of April 3, 2023 (the “Restatement Date”). This amendment and restatement of the Plan incorporates all Plan amendments since the Plan was last amended and restated effective as of January 1, 2019.

The Plan was initially established by a predecessor of Crane Co. effective January 1, 1985 and has subsequently been amended and amended and restated several times. Effective as of May 16, 2022, Crane Co., the Plan sponsor, became a wholly-owned subsidiary of Crane Holdings, Co. (“Crane Holdings”), and Crane Holdings replaced Crane Co. as the publicly-listed corporation to conduct all of the operations previously conducted by Crane Co. As a result of this reorganization merger, Crane Holdings became the sponsor of the Plan, as the assignee of Crane Co.

Subsequently, in anticipation of the spin-off of Crane Company from Crane Holdings, Crane Holdings transferred sponsorship of the Plan to Crane Company effective as of January 1, 2023. In connection with this change in Plan sponsorship, Crane Holdings became a participating employer in the Plan effective as of January 1, 2023 and, on and after January 1, 2023, the Plan became known as the Crane Savings and Investment Plan.

Effective April 3, 2023, Crane Holdings is ceasing its participation in the Plan and becoming Crane NXT, Co. (“Crane NXT”). Contemporaneously, Crane NXT is establishing the Crane NXT Savings and Investment Plan (the “Crane NXT Plan”) to provide benefits to its eligible employees and the eligible employees of its participating affiliates that are identical to those in effect under the Plan immediately prior to the Restatement Date. As of the Restatement Date, or as soon as administratively practicable thereafter, the account balance of each eligible employee of Crane NXT and its participating affiliates who was a Participant in the Plan immediately prior to the Restatement Date will be spun-off from the Plan and transferred to the Crane NXT Plan.

The Plan is now being amended and restated as of the Restatement Date to reflect the cessation of Crane NXT’s participation in the Plan and the spin-off of the account balances of eligible employees of Crane NXT and its participating affiliates from the Plan to the Crane NXT Plan, and to otherwise meet current needs.

The Plan is a profit-sharing plan that incorporates a cash or deferred arrangement under Section 401(k) of the Code and is intended to comply with all applicable requirements of Section 401(a) of the Code. The Plan also is intended to comply with all applicable requirements of ERISA. The portion of the Plan invested in Company Stock is an Employee Stock Ownership Plan (“ESOP”), as defined in Section 4975 of the Code. To the extent that a provision in the Plan relates to a requirement of the Code or ERISA, such provision shall be interpreted to impose such requirement only to the extent required by law, unless the terms of such provision expressly provide otherwise.

A Participant shall not be eligible for a benefit under this amendment and restatement of the Plan unless, in addition to other requirements set forth in the Plan, the Participant terminates employment with the Affiliated Group on or after April 3, 2023. Except as otherwise specifically provided in the Plan, the Plan benefits payable to or for any other Participant who terminated employment with the Affiliated Group before April 3, 2023 and is not thereafter rehired shall be determined by and paid in accordance with the terms and provisions of the Plan as in effect on the date of such termination, except to the extent that the context clearly requires the application of such provision to such individual.

ARTICLE I

DEFINITIONS

The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context.

1.01	Account

As of any Valuation Date, the sum of a Participant’s (a) Deferred Savings Portion, (b) Nondeferred Savings Portion and (c) Company Contribution Portion.

1.02	Accrued Benefit

The balance in a Participant’s Account.

1.03	Actual Contribution Percentage Test

The limitation test described in Section 3.08.

1.04	Actual Deferral Percentage

As used in performing the test under Section 3.06, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (a) the amount of Company contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (b) the Participant’s Compensation for such Plan Year (whether or not the Participant was a Participant for the entire Plan Year). For purposes of this Section, Company contributions actually paid over to the Trust Fund on behalf of any Participant will include (a) any Deferred Savings made pursuant to the Participant’s deferral election, including Excess Elective Deferrals, but excluding (i) Catch-Up Contributions and (ii) Deferred Savings that are taken into account in the Actual Contribution Percentage Test (provided the Actual Deferral Percentage Test is satisfied both with and without exclusion of these Deferred Savings) and (b) at the election of the Company, Qualified Non-Elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make Deferred Savings will be treated as a Participant on whose behalf no Deferred Savings are made.

1.05	Actual Deferral Percentage Test

The limitation test described in Section 3.06.

1.06	Affiliated Company

Each corporation or unincorporated trade or business that is or was a member of the Affiliated Group but, except to the extent required by the Code or specifically provided in the Plan to the contrary, only during such period as it is or was such a member of the Affiliated Group.

1.07	Affiliated Group

The Company and each corporation that is a member of a controlled group of corporations, trades or businesses within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

1.08	Annual Addition

With respect to any Limitation Year, for each Participant the sum of the following:

(a)	Company contributions;

(b)	Deferred Savings;

(c)	Nondeferred Savings; and

(d)	Forfeitures.

Notwithstanding any provision of the Plan to the contrary, to the extent that the Annual Additions to a Participant’s Account exceed the limitation set forth in Section 415(c)(2) of the Code, corrections shall be made in a manner consistent with the provisions of the Employee Plans Compliance Resolution System, as modified from time to time. A Participant’s Annual Additions shall not include any Catch-Up Contributions. A Participant’s Annual Additions shall be determined in accordance with Treasury Regulation Sections 1.415(c)-1(b) and 1(f).

1.09	Benefit Commencement Date

A Participant’s benefit commencement date as defined in Section B-5.01 of Appendix B.

1.10	Board of Directors

The Board of Directors of the Company.

1.11	CARES Act

The Coronavirus Aid, Relief, and Economic Security Act, as amended. References to the CARES Act include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

1.12	Catch-Up Contributions

The Elective Deferrals that an Eligible Employee makes pursuant to Subsection (b) of Section 4.01 and in accordance with Section 414(v) of the Code.

1.13	Code

The Internal Revenue Code of 1986, as amended. References to the Code include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

1.14	Committee

The Crane Companies’ Savings Plan Committee or any successor thereto.

1.15	Company

Crane Company and its successor or successors. Prior to January 1, 2023, the “Company” was Crane Holdings, Co., and prior to May 16, 2022, the “Company” was Crane Co.

1.16	Company Contribution Portion

As of any Valuation Date, the then-current value of the Company contributions under Sections 4.01 and 4.06, and any earnings on such contributions, credited to the Participant’s Account.

1.17	Company Matching Contribution Stock Fund

The shares of Company Stock in which the Company Matching Contributions are invested.

1.18	Company Stock

Common stock issued by the Company that is publicly traded on an established securities market, or, if there is no such common stock, common stock issued by the Company that has a combination of voting power and dividend rights equal to or in excess of: (a) that class of common stock of the Company having the greatest voting power, and (b) that class of common stock of the Company having the greatest dividend rights. For purposes of this Section, “Company” includes a corporation that is a member of the same controlled group as the Company within the meaning of Section 409(1)(4) of the Code.

1.19	Company Stock Fund

An investment fund that is invested primarily in shares of Company Stock and constitutes an employee stock ownership plan, within the meaning of Section 4975(e) of the Code.

1.20	Compensation

(a)

General: Subject to the exclusions listed in Subsection (b) of this Section and the limitations in Subsection (c) of this Section, the total taxable compensation paid by the Employer to a Participant as wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to a Participant by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code (i.e., W-2 compensation). Compensation is determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

(b)	Exclusions: Notwithstanding anything in Subsection (a) of this Section to the contrary, Compensation does not include the following items (even if includible in gross income):

(i)	reimbursements or other expense allowances;

(ii)	cash and noncash fringe benefits (including automobile allowances and employee incentive awards of less than $250 per Plan Year);

(iii)	moving expenses (including “home allowances”);

(iv)	deferred compensation;

(v)	welfare benefits;

(vi)	severance pay;

(vii)	amounts realized from the exercise of a non-qualified stock option, or the sale, exchange or other disposition of stock acquired under a qualified stock option; or

(viii)	amounts realized when restricted stock (or property) held by the Employee is recognized in the Employee’s taxable income under Section 83 of the Code.

(c)

Limit on Compensation: Notwithstanding any provision of the Plan to the contrary, the amount of a Participant’s Compensation taken into account under the Plan for any Plan Year shall not exceed the limitation of Section 401(a)(17)(B) of the Code. In applying the limitation of this Subsection, the rules below apply.

(i)

The limitation shall be adjusted for cost-of-living adjustments under Section 401(a)(17) of the Code when and as provided by Section 401(a)(17) of the Code. In such regard, a cost-of-living adjustment under Section 401(a)(17) of the Code in effect for a calendar year applies to the Plan Year that begins during such calendar year.

(ii)

If the Plan Year is changed, then to the extent required by Section 401(a)(17) of the Code, the limitation for any resulting Plan Year that is shorter than 12 months shall be the product obtained by multiplying the limitation that would otherwise apply by a fraction, the numerator of which is the number of months or days in the short Plan Year, as applicable, and the denominator of which is 12 or 365, as applicable.

(d)

Determination of Compensation: Compensation will be determined based on the Limitation Year ending with or within the applicable Plan Year. For the purposes of Sections 1.04, 1.21 and 1.42, Compensation will be increased by an amount equal to the amount of the Participant’s Elective Deferrals for the Plan Year. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”).

1.21	Contribution Percentage

The ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year (whether or not the Participant was a Participant for the entire Plan Year).

1.22	Contribution Percentage Amounts

The sum of Nondeferred Savings, Matching Contributions and Qualified Matching Contributions, if any (to the extent not taken into account for purposes of the Actual Deferral Percentage Test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts will include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant’s Account that will be taken into account in the year in which such forfeitures are allocated. If elected by the Company, Qualified Non-Elective Contributions may be included in the Contribution Percentage Amounts. The Company may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the Actual Deferral Percentage Test is met before the Elective Deferrals are used in the Actual Contribution Percentage Test, and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Actual Contribution Percentage Test.

1.23	Coronavirus-Related Distribution

A distribution to a COVID-Impacted Participant on or after January 1, 2020 and on or before December 30, 2020, as described in Section 7.12.

1.24	COVID-19

The virus SARS-CoV-2 or the coronavirus disease 2019.

1.25	COVID-Impacted Participant

A Participant who:

(a)	is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention;

(b)	has a spouse or dependent (as defined in Section 152 of the Code) who is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention; or

(c)	experiences adverse financial consequences as a result of one of the following:

(i)	the Participant, the Participant’s spouse or a person who shares the Participant’s principal residence being quarantined, furloughed or laid off, or having work hours reduced due to COVID-19;

(ii)	the Participant, the Participant’s spouse or a person who shares the Participant’s principal residence being unable to work due to lack of childcare due to COVID-19;

(iii)	the closing, or reducing hours of, a business owned or operated by the Participant, the Participant’s spouse or a person who shares the Participant’s principal residence due to COVID-19; or

(iv)	such other factors as determined by the Secretary of the Treasury (or the Secretary of the Treasury’s delegate).

The Plan Administrator (or its duly authorized delegate) may rely on a Participant’s certification that the Participant satisfies the conditions to be a COVID-Impacted Participant for purposes of the Plan, unless the Plan Administrator (or its duly authorized delegate) has actual knowledge to the contrary.

1.26	Crane NXT Stock

Common stock issued by Crane NXT, Co., a Delaware corporation, which is readily tradeable on an established securities market.

1.27	Crane NXT Stock Fund

A frozen stock fund that contains Crane NXT Stock held by the Trust Fund.

1.28	Deferred Savings

The contributions a Participant makes to the Plan pursuant to Section 3.01, including deferrals that may be excluded from the Participant’s gross income for Federal income tax purposes pursuant to Section 401(k) of the Code and Catch-Up Contributions. Unless specifically stated otherwise in the Plan, Roth Elective Deferrals will be treated as Deferred Savings for all purposes under the Plan.

1.29	Deferred Savings Portion

As of any Valuation Date, the then-current value of the Participant’s Deferred Savings and earnings thereon credited to the Participant’s Account.

1.30	Elective Deferrals

Deferred Savings and any other Company contributions made to the Plan at the election of the Participant in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism. With regard to any taxable year, a Participant’s Elective Deferrals will include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount that is contributed or deferred by the Company at the election of the Employee and that is not includible in the gross income of the Employee by reason of Section 125, 132(f)(4) or 457 of the Code.

1.31	Eligible Employee

Any Employee of the Employer who has satisfied the eligibility requirements set forth in Article II.

1.32	Employee

(a)	General: A person who is employed by the Employer and is receiving Compensation from the Employer’s payroll.

(b)

Leased Employees: The term “Employee” also will include any leased employee deemed to be an Employee of the Employer as provided in Section 414(n) or (o) of the Code. The term “leased employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient employer will be treated as provided by the recipient employer. Notwithstanding anything in this Subsection to the contrary, a leased employee will not be considered an Employee of the recipient if (i) such employee is covered by a money purchase pension plan providing (A) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludable from the employee’s gross income under Section 125, 132(f)(4), 402(a)(8), 402(h) or 403(b) of the Code, (B) immediate participation and (C) full and immediate vesting and (ii) leased employees do not constitute more than 20% of the recipient’s non-highly compensated workforce.

1.33	Employee Stock Ownership Plan or ESOP

The portion of Participants’ Deferred Savings invested in the Company Stock Fund and Matching Contributions that are exclusively invested in Company Stock through the Company Matching Contribution Stock Fund. These amounts are designated as, and are intended to constitute, an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

1.34	Employer

The Company and any other Participating Employers.

1.35	Employer Securities

Shares of Company Stock that meet the requirements of Section 409(l) of the Code. For purposes of the Plan, as the context requires, the term “Employer Securities” also refers to and includes Company Stock.

1.36	Enrollment Date

The date on which an Eligible Employee begins participating in the Plan.

1.37	ERISA

The Employee Retirement Income Security Act of 1974, as amended. References to ERISA include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

1.38	Excess Aggregate Contributions

With respect to any Plan Year, the excess of:

(a)

the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year; over

(b)

the maximum Contribution Percentage Amounts permitted by the Actual Contribution Percentage Test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

The determination of Excess Aggregate Contributions will be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

1.39	Excess Contributions

With respect to any Plan Year, the excess of:

(a)	the aggregate amount of Company contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year; over

(b)

the maximum amount of such contributions permitted by the Actual Deferral Percentage Test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Average Deferral Percentages, beginning with the highest of such percentages).

1.40	Excess Elective Deferrals

Those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under Section 402(g) of the Code. Excess Elective Deferrals will be treated as Annual Additions under the Plan. Excess Elective Deferrals will be adjusted for any income or loss through the end of the Plan Year in which such Excess Elective Deferrals were made.

1.41	Forfeiture

Any portion of a Participant’s Company Contribution Portion in which the Participant does not have a Vested Interest upon the Participant’s termination of employment with the Affiliated Group, subject to the provisions of Section 8.02.

1.42	Highly Compensated Employee

Any Employee who (a) was a 5% owner (as that term is defined in Section 416(i)(1) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) for the preceding Plan Year, had Compensation from the Employer in excess of $135,000 (or such other amount as may be in effect under Section 414(q) of the Code from time to time). For purposes of this Section, in determining who is a Highly Compensated Employee under clause (b) of the immediately preceding sentence, the Company has made a calendar year data election, the effect of which is that the determination period will be the calendar year beginning with or within the preceding Plan Year. A former Employee will be treated as a Highly Compensated Employee if (a) such former Employee was a Highly Compensated Employee upon such Employee’s termination of employment with the Affiliated Group or (b) such Employee was a Highly Compensated Employee at any time after attaining age 55. Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) will not be treated as Employees.

1.43	Hour of Service

An hour of service as defined in Section 9.03.

1.44	Joint Notices

The Employee Benefits Security Administration (“EBSA”) Disaster Relief Notice 2020-01, Notice of Extension of Certain Timeframes for Employee Benefit Plans, Participants, and Beneficiaries Affected by the COVID-19 Outbreak issued by the Department of Labor, the Department of the Treasury and the Internal Revenue Service; EBSA Disaster Relief Notice 2021-01, Guidance on Continuation of Relief for Employee Benefit Plans and Plan Participants and Beneficiaries Due to the COVID-19 (Novel Coronavirus) Outbreak; and any successors thereto.

1.45	Limitation Year

The calendar year.

1.46	Matching Contributions

The Company contributions made to the Plan or any other defined contribution plan on behalf of a Participant on account of the Participant’s Deferred Savings under the Plan or any other plan maintained by the Company.

1.47	Nondeferred Savings

The contributions a Participant makes to the Plan pursuant to Section 3.01 on an after-tax basis.

1.48	Nondeferred Savings Portion

As of any Valuation Date, the then current value of the Participant’s Nondeferred Savings and earnings thereon credited to the Participant’s Account.

1.49	Non-Highly Compensated Employee

An Employee who is not a Highly Compensated Employee.

1.50	One Year Period of Severance

A one year period of severance as defined in Section 9.02.

1.51	Outbreak Period

The period from March 1, 2020 through the date that is 60 days after the announced end of the national emergency related to the COVID-19 pandemic, or through such other date announced by the federal agencies. Notwithstanding anything in this Section or the Plan to the contrary, and in accordance with the Joint Notices, in no event shall the period of time that is disregarded during the Outbreak Period exceed a period of one year from the date the individual was first required or permitted to take an action that is covered by the Joint Notices.

1.52	Participant

An Eligible Employee who becomes a Participant pursuant to Article II and who has an amount credited to his Account.

1.53	Participating Employer

Any Affiliated Company that adopts the Plan by taking such action as the Company requires to adopt the Plan, and any successor or successors. The Participating Employers are listed on Exhibit A, and any adoption of the Plan by a Participating Employer shall be expressed through an amendment to Exhibit A of the Plan.

1.54	Permanent Disability

A disability by bodily injury or disease, either occupational or nonoccupational in cause, for which the Employee qualifies and actually receives disability income benefits due to a permanent and total disability under either (a) the Federal Social Security Act or (b) a long-term disability plan or policy sponsored by the Company or an Affiliated Company and that is issued, maintained or otherwise administered by a non-affiliated insurance company or other party.

1.55	Plan

The Crane Savings and Investment Plan, as set forth herein and as amended from time to time.

1.56	Plan Administrator

The Committee, or such other person or persons as may be designated by the Company as the Plan Administrator from time to time. In the absence of any such designation, the Plan Administrator shall be the Company.

1.57	Plan Year

The 12-month period commencing each January 1 and ending on December 31.

1.58	Qualified Matching Contributions

Matching Contributions that are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

1.59	Qualified Non-Elective Contributions

Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Company and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made and that are distributable only in accordance with the distribution provisions that are applicable to Deferred Savings and Qualified Matching Contributions.

1.60	Required Beginning Date

April 1 of the calendar year following the later of (a) the calendar year in which a Participant attains 73 or (b) the calendar year in which the Participant has a termination of employment with the Affiliated Group; provided, however, that the Required Beginning Date of a Participant who is a five-percent owner (as defined in Section 416 of the Code) is April 1 of the calendar year following the calendar year in which the Participant attains age 73.

1.61	Restatement Date

April 3, 2023, which is the date on which the amendment and restatement of the Plan pursuant to this Instrument is effective.

1.62	Retirement

A Participant’s termination of employment with the Affiliated Group after attaining age 65.

1.63	Roth Contribution Account

The subaccount of a Participant’s Account that holds Roth Elective Deferrals and earnings thereon, as described in Subsection (e) of Section 3.01.

1.64	Roth Elective Deferrals

A Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant.

1.65	Service

Service as an Employee defined in Article IX.

1.66	Severance from Service

A severance from Service as defined in Article IX.

1.67	Trustee

The Trustee or Trustees of the Trust Fund appointed by the Board of Directors and any and all successors to the Trustee or Trustees.

1.68	Trust Fund

The trust fund established pursuant to the agreement of trust entered into pursuant to the Plan by the Company and Trustee specified therein, for purposes of receiving and holding in trust the assets held under the Plan.

1.69	Valuation Date

Each business day of the Plan Year or such less frequent days (but no less frequently than quarterly) on which the Trustee determines the fair market value of the Trust Fund.

1.70	Vested Interest

A nonforfeitable interest in a Participant’s Account or portion thereof. A Participant will at all times have a fully Vested Interest in his Deferred Savings Portion and his Nondeferred Savings Portion. A Participant’s Vested Interest in the Company Contribution Portion is determined in accordance with the provisions of Article VIII.

1.71	Year of Service

A year of service as defined in Article IX.

ARTICLE II

ELIGIBILITY AND ENROLLMENT

2.01	Eligibility and Participation Requirements

(a)	Eligibility: Subject to the provisions of Section 2.02, each Employee is eligible to participate in the Plan.

(b)

Participation: Each Eligible Employee who was a Participant on the date immediately preceding the Restatement Date will continue to be a Participant on the Restatement Date. Each other Eligible Employee will become a Participant in the Plan on the Enrollment Date coinciding with or next following the date such Eligible Employee commences employment with the Employer.

2.02	Employees Excluded from Participation

Notwithstanding anything in Section 2.01 to the contrary, in no event shall an Employee be eligible to participate in the Plan if the Employee is:

(a)

included in a unit of Employees who are covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if retirement benefits were the subject of good faith bargaining, unless such agreement provides for coverage of such Employees in the Plan;

(b)	a temporary Employee which, for purposes of the Plan, means an Employee hired on a temporary basis who, during the applicable Plan Year, works less than six (6) months;

(c)

a non-resident alien who receives no earned income (within the meaning of Section 911(b) of the Code) from an Employer which constitutes United States source income (within the meaning of Section 861(a)(3) of the Code);

(d)	employed by a division or operating unit of an Employer for which the Plan has not been adopted; or

(e)

any person classified by the Employer as a supplemental contract worker or other worker supplied by a third party personnel agency or professional employer organization, independent contractor, agent or consultant, or any other person who is not identified as an Employee in the personnel records of the Employer, regardless of whether such person is subsequently reclassified for such period by any court, taxing authority, or other governmental agency.

2.03	Re-Employment of Participant

If a Participant or former Participant is reemployed by the Employer as an Eligible Employee, such Participant or former Participant will be eligible to resume participation in the Plan immediately upon reemployment by the Employer.

2.04	Enrollment

Each Eligible Employee may elect to enroll in the Plan by completing the enrollment process before the Enrollment Date on which such Eligible Employee desires to have Deferred Savings and, if applicable, Nondeferred Savings contributions begin (or by following such other procedure as may be approved by the Plan Administrator from time to time).

ARTICLE III

PARTICIPANT SAVINGS

3.01	Amount and Designation of Participant Contributions as Deferred and Nondeferred Savings

(a)

Deferred Savings and Non-Deferred Savings: Subject to the provisions of Subsections (c) and (d) of this Section, a Participant may contribute up to 75% of his aggregate Compensation in any Plan Year, in whole percentages, to the Plan at any time. The designated percentage of Compensation will be deducted from the Participant’s Compensation each payroll period. All of a Participant’s Deferred Savings contributed to the Plan by the Participant, or any portion thereof in whole percentages, may be designated by the Participant as being contributed on either a before-tax (i.e., Deferred Savings) or after-tax (i.e., Nondeferred Savings) basis at the Participant’s election.

(b)

Catch-Up Contributions: All Participants who are eligible to make contributions of Deferred Savings under this Section and who have attained age 50 before the close of the Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. In addition, Catch-Up Contributions will not be eligible for Matching Contributions under the Plan.

(c)

Limitations on Deferred Savings and Non-Deferred Savings for Highly Compensated Employees: Notwithstanding anything in Subsection (a) of this Section to the contrary, Highly Compensated Employees may not elect to contribute more than 10%, in whole percentages, of their Compensation as Deferred Savings and Nondeferred Savings in any Plan Year; provided, however, that the Plan Administrator, in its sole discretion, may prospectively increase or reduce the maximum rate of Deferred Savings and Nondeferred Savings of Highly Compensated Employees in an equitable manner and otherwise in compliance with the limitations set forth in Sections 3.06 and 3.08, respectively.

(d)

Other Limitations on Deferred Savings: Notwithstanding anything in this Section or the Plan to the contrary, no Participant will be permitted to have Deferred Savings made under the Plan, or any other qualified plan maintained by the Company or any Affiliated Company during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Subsection (b) of this Section and Section 414(v) of the Code, if applicable. A Participant may assign to the Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before February 1 following the end of such taxable year of the amount of such Excess Elective Deferrals to be assigned to the Plan. Notwithstanding any other provision of the Plan to the contrary, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

(e)

Roth Elective Deferrals: A Participant may elect to make a portion or all of the Participant’s eligible Deferred Savings contributions to the Plan in the form of Roth Elective Deferrals in compliance with the provisions of the Plan and applicable law. A Participant’s Roth Elective Deferrals shall be allocated to a separate Roth Contribution Account maintained for such deferrals. Contributions and withdrawals of Roth Elective

Deferrals shall be credited and debited to the Roth Contribution Account maintained for each Participant. The Plan shall maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account. Gains, losses, and other credits and charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other Accounts under the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings shall be credited to each Participant’s Roth Contribution Account. Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Deferred Savings for all purposes under the Plan.

3.02	Change in Savings Rate

Subject to the provisions of this Section, each Participant who is deferring Compensation to the Plan may change the percentage of Compensation to be deferred, and each Participant who is not deferring Compensation to the Plan may elect to begin deferring Compensation to the Plan. Any change in the percentage of Compensation to be deferred or election to begin deferring Compensation will be effective as soon as administratively practicable after the Participant makes such change or election. Each such Participant’s election to change the percentage of Compensation to be deferred or to begin deferring Compensation will be subject to the limits established in Section 3.01 and must be made at the times and in the manner established from time to time by the Plan Administrator in its discretion, on a nondiscriminatory basis.

3.03	Discontinuation of Savings

Each Participant who is deferring Compensation to the Plan may elect to discontinue Deferred Savings or Nondeferred Savings. Any election to discontinue Deferred Savings or Nondeferred Savings will be effective as soon as administratively practicable after the Participant makes such election. Each such Participant’s election to discontinue Deferred Savings or Nondeferred Savings must be made at the times and in the manner established from time to time by the Plan Administrator in its discretion, on a nondiscriminatory basis.

3.04	Payment to Trustee

Deferred Savings and Nondeferred Savings for any payroll period will be paid to the Trustee and credited to the applicable Participants’ Accounts as soon as practicable and, in any event, no later than as required under applicable law.

3.05	Reduction of Deferred Savings

In the event that it is determined for any Plan Year that the Actual Deferral Percentage for the Highly Compensated Employees exceeds or may reasonably be expected to exceed the limits set forth in Section 3.06, then the Highly Compensated Employees’ Deferred Savings will be reduced, in accordance with Treasury Regulations, so that such limits are satisfied. The amount of such reduction will be distributed or allocated as provided in Section 3.06, in accordance with Treasury Regulations.

3.06	Limits of Actual Deferral Percentage

(a)

Actual Deferral Percentage Test: For each Plan Year, the Actual Deferral Percentage for that Plan Year for Highly Compensated Employees who are eligible to participate in the Plan may not exceed the greater of:

(i)	125% of the Actual Deferral Percentage for Non-Highly Compensated Employees for that Plan Year; or

(ii)

200% of the Actual Deferral Percentage for Non-Highly Compensated Employees for that Plan Year; provided, however, that the Actual Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for the Non-Highly Compensated Employees for that Plan Year by more than two (2) percentage points.

(b)

Participation in Multiple Plans: The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions or both, if treated as Elective Deferrals for purposes of the Actual Deferral Percentage Test) allocated to his account under two (2) or more arrangements described in Section 401(k) of the Code that are maintained by the Company or the Affiliated Group, will be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

(c)

Plan Aggregation: In the event that the Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section will be applied by determining the Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year.

(d)

Timing of Contributions: For purposes of determining the Actual Deferral Percentage Test, Deferred Savings, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. The Company will maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if applicable, used in such test. The determination and treatment of the Actual Deferral Percentage of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(e)

Distributions of Excess Contributions: Notwithstanding any other provisions of the Plan to the contrary, Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1⁄2 months after the last day of the Plan Year in which such excess amounts arose, a 10% Federal excise tax will be imposed upon the Company with respect to such amounts. Such distributions will be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Highly Compensated Employees. Excess Contributions (including the amounts recharacterized) will be treated as Annual Additions under the Plan.

(f)

Determination of Amount of Excess Contributions: The amount of Excess Contributions for a Highly Compensated Employee will be determined in the following manner: the Actual Deferral Percentage of the Highly Compensated Employee with the greatest dollar amount of Deferred Savings is reduced to the extent necessary to satisfy the Actual Deferral Percentage Test or cause such Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next largest dollar amount of Deferred Savings. This process is repeated until the Actual Deferral Percentage Test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the total of elective and other contributions taken into account for the Actual Deferral Percentage Test minus the product of the Employee’s reduced Actual Deferral Percentage as determined above and the Employee’s Compensation. The amount of Excess Contributions to be distributed will be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year, and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year.

(g)	Adjustments for Income and Losses: Excess Contributions will be adjusted for any income or loss through the end of the Plan Year in which such Excess Contributions were made.

(h)

Sources for Distribution of Excess Contributions: Excess Contributions will be distributed from the Participant’s Deferred Savings Portion (and Account portion attributable to Qualified Matching Contributions, if applicable) in proportion to the Participant’s Deferred Savings and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage Test) for the Plan Year. Excess Contributions will be distributed from the Participant’s Qualified Non-Elective Contribution portion of his Account, if applicable, only to the extent that such Excess Contributions exceed the balance in the Participant’s Deferred Savings Portion and Qualified Matching Contribution portion of his Account, if applicable.

(i)

Recharacterization of Excess Contributions as Nondeferred Savings: A Participant may treat his Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as Nondeferred Savings. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amounts in combination with other Nondeferred Savings made by that Participant would exceed any stated limit under the Plan on Nondeferred Savings. Recharacterization must occur no later than 2 1⁄2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the taxable year in which the Participant would have received them in cash.

(j)

Collectively Bargained Employees: The Actual Deferral Percentage Test shall be applied separately and on a disaggregated basis to Participants who are eligible to participate in the Plan in accordance with the terms of an applicable collective bargaining agreement.

3.07	Limitation on Contributions

For any Limitation Year, the amount of a Participant’s Deferred Savings and Nondeferred Savings may be limited by the application of Section 5.04. In addition, Deferred Savings may be made by a Participant only to the extent that such contributions will be permitted as a tax deduction for the Company pursuant to Section 404 of the Code.

3.08	Special Limitation on Nondeferred Savings and Matching Company Contributions

(a)

Actual Contribution Percentage Test: Notwithstanding anything in Section 3.01 or Section 4.01 to the contrary, for each Plan Year, the Contribution Percentage for Highly Compensated Employees may not exceed the greater of (i) 125% of the Contribution Percentage for Non-Highly Compensated Employees for that Plan Year or (ii) 200% of the Contribution Percentage for Non-Highly Compensated Employees for that Plan Year; provided, however, that the Contribution Percentage for Highly Compensated Employees may not exceed the Contribution Percentage for Non-Highly Compensated Employees for that Plan Year by more than two (2) percentage points. The Contribution Percentage for the Highly Compensated Employees or the Non-Highly Compensated Employees, as the case may be, is the average of the Contribution Percentages calculated separately for each Employee in the applicable group.

(b)

Participation in Multiple Plans: The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two (2) or more plans described in Section 401(a) of the Code, or two (2) or more arrangements described in Section 401(k) of the Code that are maintained by the Company or the Affiliated Group, will be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

(c)

Plan Aggregation: In the event that the Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section will be applied by determining the Contribution Percentage of Participants as if all such plans were a single plan. Plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

(d)

Timing of Contributions: For purposes of the Actual Contribution Percentage Test, Nondeferred Savings are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year. The Company will maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage Test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any, used in such test. The determination and treatment of the Contribution Percentage of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(e)

Determination of Amount of Excess Aggregate Contributions: The amount of Excess Aggregate Contributions for a Highly Compensated Employee will be determined in the following manner: the actual contribution ratio (“ACR”) of the Highly Compensated Employee with the greatest dollar amount of Participant contributions is reduced to the extent necessary to satisfy the Actual Contribution Percentage Test or cause the ratio to equal the ACR of the Highly Compensated Employee with the next largest dollar amount of Participant contributions. This process is repeated until the Actual Contribution Percentage Test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the total of Matching Contributions and Qualified Matching Contributions taken into account for purposes of the Actual Contribution Percentage Test minus the product of the Employee’s ACR as determined in this Subsection and the Employee’s Compensation.

(f)

Forfeiture and Distribution of Excess Aggregate Contributions: Notwithstanding any other provision of the Plan to the contrary, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2 1⁄2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company maintaining the Plan with respect to those amounts. Excess Aggregate Contributions will be treated as Annual Additions under the Plan.

(g)	Adjustments for Income and Losses: Excess Aggregate Contributions will be adjusted for any income or loss through the end of the Plan Year in which such Excess Aggregate Contributions were made.

(h)

Application of Forfeitures: Forfeitures of Excess Aggregate Contributions will be applied to reduce Company contributions to the Plan. Excess Aggregate Contributions will be forfeited, if forfeitable, on a pro-rata basis from the Participant’s Nondeferred Savings Portion, Company Contribution Portion attributable to Matching Contributions and, if applicable, the Qualified Matching Contribution portion of his Account, Qualified Non-Elective Contribution portion of his Account or Deferred Savings Portion of his Account.

(i)

Limitations on Qualified Non-Elective Contributions: Notwithstanding any other provision of the Plan to the contrary, if Qualified Non-Elective Contributions are made to the Plan to satisfy either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test, such Qualified Non-Elective Contributions allocated to any Non-Highly Compensated Employee shall not exceed the greater of (i) 5% and (ii) two times the Plan’s representative contribution rate, multiplied by the Participant’s Compensation, and shall otherwise meet the requirements of Sections 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6) of the Treasury Regulations, as applicable.

(j)

Collectively Bargained Employees: The provisions of this Section shall not apply to a Participant who is eligible to participate in the Plan in accordance with the terms of an applicable collective bargaining agreement.

3.09	Automatic Enrollment Provisions

(a)

Application: This Section shall apply to an Eligible Employee who is newly hired by the Employer or rehired by the Employer on or after January 1, 2016, and who does not have an affirmative election in place with respect to Deferred Savings (a “Covered Employee”).

(b)

Amount of Default Elective Deferrals: Effective for payroll periods beginning on and after January 1, 2016, Default Elective Deferrals shall be made on behalf of all Covered Employees. The amount of Default Elective Deferrals for a Covered Employee for each payroll period shall be equal to three percent (3%) of the Covered Employee’s Compensation for that payroll period. Notwithstanding any other provision of the Plan to the contrary, Default Elective Deferrals shall be deemed to constitute Deferred Savings for purposes of the Plan.

(c)

Affirmative Elections: Subject to any other provisions of the Plan and any applicable administrative procedures, a Covered Employee shall have a reasonable opportunity after receipt of the notice described in Subsection (e) of this Section to increase or decrease (including to 0%) the amount of the Covered Employee’s Deferred Savings contribution to the Plan before any Default Elective Deferrals are made on the Covered Employee’s behalf. In addition, any Default Elective Deferrals shall be subject to all limitations and restrictions applicable under other provisions of the Plan and shall be reduced or suspended as necessary to meet the limitations under Sections 401(a)(17), 402(g) and 415 of the Code.

(d)	Definitions: For purposes of this Section, the following terms shall have the meanings set forth in this Subsection.

(i)

An “Eligible Automatic Contribution Arrangement” or “EACA” means an arrangement under which a designated percentage of a Covered Employee’s Compensation is withheld from the Covered Employee’s pay and contributed to the Plan as Deferred Savings.

(ii)	A “Default Elective Deferral” means Deferred Savings contributed to the Plan under an EACA on behalf of a Covered Employee.

(e)

EACA Notice: As soon as administratively practicable following the date an Employee becomes a Covered Employee, such Employee shall receive a notice setting forth (i) the amount of Default Elective Deferrals that will be deducted from the Covered Employee’s Compensation in the absence of an affirmative election; (ii) the Covered Employee’s right to affirmatively elect a different level of Deferred Savings (including 0%); (iii) a description of the default investment fund in which any Default Elective Deferrals will be invested in the absence of affirmative investment instructions from the Covered Employee; and (iv) the Covered Employee’s right to withdraw the Default Elective Deferrals and the procedures for making such a withdrawal.

(f)	Withdrawal of Default Elective Deferrals

(i)

No later than ninety (90) days after any Default Elective Deferrals are first withheld from a Covered Employee’s Compensation, the Covered Employee may request a distribution of the Default Elective Deferrals.

(ii)

The amount to be distributed from the Plan upon the Covered Employee’s request is equal to the amount of Default Elective Deferrals made through the earlier of (A) the pay date for the second payroll period that begins after the Covered Employee’s withdrawal request and (B) the first pay date that occurs more than thirty (30) days after the Covered Employee’s request, plus applicable earnings through the date of distribution. Any fee charged to the Covered Employee for the withdrawal may not be greater than any other fee charged for a cash distribution.

(iii)

Unless the Covered Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop any further Deferred Savings contributions on the Covered Employee’s behalf.

(iv)

Withdrawn Default Elective Deferrals will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code and will not be counted for purposes of satisfying the Actual Deferral Percentage Test under Section 3.06. Company Matching Contributions that might otherwise be allocated to a Covered Employee’s Account in respect of any Default Elective Deferrals will not be allocated to the extent the Covered Employee withdraws such Deferrals pursuant to this Subsection and any Company Matching Contributions (and earnings thereon) already made on account of Default Elective Deferrals that are later withdrawn pursuant to this Subsection will be deemed to be forfeited.

ARTICLE IV

COMPANY CONTRIBUTIONS

4.01	Company Contributions

(a)

Determination of Matching Contributions: Until otherwise determined by the Company in its sole discretion, as soon as reasonably possible after the last day of each payroll period, the Company will contribute to the Trust Fund on behalf of each Participant who makes Deferred Savings contributions during that payroll period, in the form of cash or Company Stock as determined by the Board of Directors, a Matching Contribution equal to 50% of each Participant’s Deferred Savings (but excluding any Catch-Up Contributions) up to, but not exceeding, 6% of the Participant’s Compensation during that payroll period; provided, however, that total Matching Contributions on behalf of a Participant will not exceed 3% of the Participant’s Compensation during any Limitation Year. If the Company contribution is in Company Stock, such contribution will be based on the fair market value of the Company Stock contributed as of the date the Company Stock is delivered to the Trustee.

(b)

Timing of Matching Contributions: While it is anticipated that Matching Contributions will be made on a payroll period basis during the Plan Year, all Matching Contributions will be delivered to the Trustee no later than the due date of the Company’s Federal income tax return, including any extensions, for the Plan Year with respect to which the Matching Contributions are made.

(c)

Qualified Matching Contributions and Qualified Non-Elective Contributions: Within its sole discretion, the Company may make (i) Qualified Matching Contributions and/or Qualified Non-Elective Contributions for a Plan Year for the purpose of complying with the Actual Deferral Percentage Test or the Actual Contribution Percentage Test and/or (ii) Qualified Non-Elective Contributions for a Plan Year in accordance with the Employee Plans Compliance Resolution System, as amended from time to time, and other applicable Internal Revenue Service guidance. Any such Qualified Matching Contributions will be treated as Matching Contributions for Plan investment purposes, and any such Qualified Non-Elective Contributions will be treated as Deferred Savings for all purposes of the Plan except with respect to amounts that may be eligible for hardship withdrawals under Section 7.04.

4.02	Limitation on Company Contributions

In no event will the contributions by the Company for any Plan Year exceed (a) the deductible amount for such Plan Year for Federal income tax purposes under the applicable provisions of the Code or (b) the amount permitted under Section 5.04.

4.03	Reinstated Amounts

In the case of the reinstatement of any amounts forfeited prior to a Participant incurring five (5) One Year Periods of Severance pursuant to Section 9.02, the Company will contribute, within a reasonable time after the reinstatement described in Subsection (c) of Section 8.02, an amount sufficient to reinstate such amounts. Such reinstated contributions will be made without regard to profits.

4.04	Voting of Company Stock and Crane NXT Stock

(a)

Company Stock: Company Stock held by the Trustee will be voted by the Trustee at annual and special meetings of stockholders of the issuer as directed by the Participant to whose Account such stock is credited. The Company will cause each Participant to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the issuer together with an appropriate form for the Participant to use to indicate his voting instructions. If instructions are not timely received by the Trustee with respect to any such stock, the Trustee will vote the uninstructed stock in the same proportion as the Trustee was instructed to vote with respect to the shares for which it received instructions.

(b)

Crane NXT Stock: Crane NXT Stock held by the Trustee will be voted by the Trustee at annual and special meetings of stockholders of the issuer as directed by the Participant to whose Account such stock is credited. The Company will cause each Participant to whose Account Crane NXT Stock is credited to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the issuer together with an appropriate form for the Participant to use to indicate his voting instructions. If instructions are not timely received by the Trustee with respect to any such stock, the Trustee will vote the uninstructed stock in the same proportion as the Trustee was instructed to vote with respect to the shares for which it received instructions.

4.05	Tendering of Company Stock and Crane NXT Stock

(a)

Company Stock: Each Participant (or in the event of his death, his beneficiary or estate) will have the right to instruct the Trustee in such form or manner as may be approved by the Trustee as to the manner in which to respond to a tender or exchange offer for any or all shares of Company Stock credited to such Participant’s Account under the Plan. The Company will notify each Participant (or beneficiary or estate) and utilize its best efforts to distribute on a timely basis or cause to be distributed such information as will be distributed to the issuer’s shareholders in connection with any such tender or exchange offer. Upon its receipt of such instructions, the Trustee will tender Company Stock as and to the extent so instructed. Shares of Company Stock for which the Trustee receives no instructions will be tendered or exchanged by the Trustee in the same proportion that the Trustee tenders or exchanges the shares of Company Stock that are allocated to Participants’ Accounts. All cash or other assets received by the Trustee as the result of tendering the Company Stock allocated to a Participant’s Account will be invested as provided in Section 6.01.

(b)

Crane NXT Stock: Each Participant (or in the event of his death, his beneficiary or estate) will have the right to instruct the Trustee in such form or manner as may be approved by the Trustee as to the manner in which to respond to a tender or exchange offer for any or all shares of Crane NXT Stock credited to such Participant’s Account under the Plan. The Company will notify each Participant (or beneficiary or estate) and utilize its best efforts to distribute on a timely basis or cause to be distributed such information as will be distributed to the issuer’s shareholders in connection with any such tender or exchange offer. Upon receipt of such instructions, the Trustee will tender Crane Company Stock as and to the extent so instructed. Shares of Crane NXT Stock for which the Trustee receives no instructions will be tendered or exchanged by the Trustee in the same proportion that the Trustee tenders or exchanges the shares of Crane NXT Stock that are allocated to the Participants’ Accounts. All cash or other assets received by the Trustee as the result of tendering the Crane NXT Stock allocated to a Participant’s Account will be invested as provided in Section 6.01.

4.06	Discretionary Company Contribution

(a)

Amount of Enhanced Company Contribution: For Plan Years beginning on or after January 1, 2013, the Company will make a contribution to the Plan in cash on behalf of those Participants who are Eligible Employees as of the first day of the applicable Plan Year and who are not accruing a benefit for such Plan Year in the ELDEC Corporation and Interpoint Corporation Retirement Plan (the “ELDEC Plan”), or any successor to the ELDEC Plan, equal to 2% of the Participant’s Compensation for such Plan Year (the “Enhanced Company Contribution”). For Plan Years beginning on and after January 1, 2006 and through December 31, 2012, the Company will make the Enhanced Company Contribution to the Plan in cash on behalf of those Participants who are Eligible Employees as of the first business day of the applicable Plan Year and who are not accruing a benefit for such Plan Year in the Pension Plan for All Eligible Employees of Crane Co. (the “Pension Plan”) or the ELDEC Plan, or any successor to either of those plans; provided, effective for Plan Years beginning prior to January 1, 2011, notwithstanding the foregoing, no Participant will be eligible to receive an allocation of the Enhanced Company Contribution unless the Participant is (i) employed by a “Covered Unit” (as defined in the Pension Plan) or (ii) an “ELDEC Plan Employee” (as defined in the ELDEC Plan). Notwithstanding anything in this Section to the contrary, effective for Plan Years beginning on and after January 1, 2014, the Enhanced Company Contribution shall be equal to three percent (3%) of the Participant’s Compensation for the applicable Plan Year.

(b)

Discretionary Company Contributions: In addition to the Enhanced Company Contribution described in Subsection (a) of this Section, for each Plan Year, in its sole discretion, the Company may make additional nonelective contributions to the Plan, in cash or Company Stock, on behalf of those Participants who are Eligible Employees as of the last day of the Plan Year, and such contributions will be allocated to eligible Participants in the same proportion that each such Participant’s Compensation for the Plan Year bears to the total Compensation for the Plan Year of all such eligible Participants (the “Discretionary Company Contribution”). Such amount, if any, will be determined by the Board of Directors, or its delegate, on or before the last day of the Company’s taxable year that ends within such Plan Year. The Discretionary Company Contribution applies to the Plan or any qualified plan to which the assets of the Plan are merged with or transferred.

(c)

Timing of Enhanced Company Contributions and Discretionary Company Contributions: The Enhanced Company Contributions and the Discretionary Company Contributions for a Plan Year will be paid by the Company in one or more installments without interest. The Company will pay the Enhanced Company Contributions and the Discretionary Company Contributions at any time during the Plan Year, and for purposes of deducting such contributions, will make the contributions not later than the time prescribed by the Code for filing the Company’s income tax return (including a consolidated return), including extensions, for its taxable year that ends within such Plan Year. Notwithstanding any provision of the Plan to the contrary, any Enhanced Company Contribution or Discretionary Company Contribution made to the Plan by the Company (i) will not revert to, or be returned to, the Company and (ii) may be made whether or not the Company has current or accumulated profits.

ARTICLE V

PARTICIPANT ACCOUNTS AND ALLOCATIONS

5.01	Accounts

The Plan Administrator will create and maintain adequate records to disclose the interest in the Trust Fund of each Participant. Such records will be in the form of individual Accounts, and credits and debits will be made to such Accounts in the manner herein described. When appropriate, a Participant’s Account will accurately reflect a Deferred Savings Portion, a Nondeferred Savings Portion and a Company Contribution Portion. The maintenance of separate Accounts and portions thereof is only for accounting purposes, and a segregation of the assets of the Trust Fund for any such Account will not be required.

5.02	Determination of Value

At each Valuation Date, the Trustee will determine or cause to be determined the fair market value of all assets comprising the Trust Fund.

5.03	Credits and Debits to Participant Accounts

The Trustee will maintain in an equitable manner, which will include a monthly revaluation at current market values as determined by the Trustee, a separate Account for each Participant, in which it will keep a separate record of the share of each investment fund of the Trust Fund that is attributable to such Participant’s Deferred Savings Portion, Nondeferred Savings Portion and Company Contribution Portion.

5.04	Allocation Limitations

(a)

Limits on Annual Additions: For each Limitation Year, the Annual Additions to a Participant’s Account, plus any amounts in the nature of Annual Additions allocated to such Participant under any other defined contribution plan of the Company or the Affiliated Group and, to the extent provided by Treasury Regulation Section 1.415(f)-1(c), such other plans maintained by a predecessor employer, will not exceed the lesser of (i) $66,000, as adjusted in accordance with Section 415(d) of the Code, or (ii) 100% of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code and as described in this Section, for the Limitation Year.

(b)

Compensation: For the purposes of this Section, the term “compensation” will mean a Participant’s earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

(i)

Company contributions to a plan of deferred compensation that are not includible in the Employee’s gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)

amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)

other amounts that received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee).

Compensation for a Limitation Year is the compensation actually paid or includible in gross income during such year. For purposes of this Section, “compensation” paid or made available during such Limitation Year shall include (i) any Elective Deferrals and amounts includible in the gross income of the Participant under the rules of Section 409A or 457(f)(1)(A) of the Code or because the amounts are constructively received by the Participant, (ii) amounts paid after a Participant’s termination of employment with the Affiliated Group, provided (A) the amounts are paid by the later of 2 1⁄2 months after such termination of employment and the end of the Limitation Year that includes the date of such termination of employment and (B) the amounts paid would have been otherwise included in the definition of compensation for purposes of this Section if they were paid prior to the Participant’s termination of employment, (iii) payments made to an individual who does not currently perform services for the Company or the Affiliated Group by reason of qualified military service (as that term is used in Section 414(u)(1) of the Code) or disability, to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company or the Affiliated Group rather than entering military service or becoming disabled and (iv) amounts paid to a Participant to the extent excludible from the Participant’s gross income on account of the location of the services or because all amounts paid by the Employer with respect to the Participant are excluded from gross income; provided, however, that such amounts shall not be treated as compensation to the extent they are not effectively connected to the conduct of a trade or business in the United States. The annual compensation of each Participant taken into account for purposes of this Section shall not exceed $330,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation under this Section during the Limitation Year. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the Limitation Year that begins with or within such calendar year.

5.05	Allocation of Plan Contributions

Contributions to the Plan for the Plan Year will be allocated as follows:

(a)	first, Deferred Savings, Nondeferred Savings and Catch-Up Contributions will be allocated pursuant to Section 3.01 and Matching Contributions will be allocated pursuant to Section 4.01;

(b)

second, Qualified Matching Contributions and Qualified Non-Elective Contributions, if any, will be allocated pursuant to Section 4.01 to the Deferred Savings Portion of each eligible Participant’s Account; and

(c)

third, any Discretionary Company Contribution will be allocated to the Company Contribution Portion of each eligible Participant’s Account and will be distributable only in accordance with the distribution provisions applicable to Company Matching Contributions. Such contribution will be invested under the Plan in the manner designated by such Eligible Employee.

ARTICLE VI

INVESTMENTS

6.01	Investment Funds

(a)

Establishment of Investment Funds: The Plan Administrator will direct the Trustee to establish at least five (5) investment funds consisting of a short-term investment fund, stock equity fund, Company Stock Fund, Crane NXT Stock Fund and fixed income fund. These investment funds, other than the Company Stock Fund and the Crane Company Stock Fund, may consist of any combination of mutual funds, collective trust funds, pooled asset accounts or guaranteed investment contracts. In addition, the Plan Administrator and the Trustee may by mutual agreement establish one (1) or more other investment funds from time to time, either in substitution for, or in addition to, any of the funds described in the immediately preceding sentence, except that the Company Matching Contribution Stock Fund and the Company Stock Fund, which comprise an Employee Stock Ownership Plan, will not be deleted from the Plan or otherwise modified, unless the Employee Stock Ownership Plan provisions of the Plan are accordingly amended.

(b)

Participant Investment Elections and Qualified Default Investment Fund: Each Participant may elect to have the amounts credited to his Deferred Savings Portion and his Nondeferred Savings Portion invested in one (1) or more of such investment funds, provided that such investment directions are in whole percentages, and changes in investment directions may be made at such times and in such manner as are permitted by the Trustee and the Plan Administrator in accordance with reasonable non-discriminatory administrative procedures established by them, subject to compliance with all applicable legal requirements and investment re-allocation restrictions necessitated by the type of investment involved, such as a guaranteed investment contract; provided, however, that (i) no Participant may direct such an investment into the Company Stock Fund until on or after the later of (A) the effective date of an S-8 Registration Statement respecting the issuance of Company Stock to the Trust Fund under the Plan and (B) the determination by the Plan Administrator that all statutory and regulatory requirements with respect to the Plan and the issuance of Company Stock to the Trust Fund have been met, and (ii) the Crane NXT Stock Fund is a “frozen” fund, and therefore no Elective Deferrals, Company contributions, loan repayments, rollover contributions or Account transfers shall be permitted to be invested in the Crane NXT Stock Fund. The Plan Administrator may restrict the frequency of transfers or transfers between certain investment funds on either a temporary or permanent basis where required in the judgment of the Plan Administrator for administrative reasons or by reason of the nature of a particular investment fund. All Deferred Savings and Nondeferred Savings as to which a Participant has not directed the investment will be invested by the Trustee solely in the default investment fund designated from time to time by the Plan Administrator. Subject to the provisions of Article XII, all dividends and distributions on Company Stock will be reinvested in Company Stock, and all dividends and distributions on Crane NXT Stock will be reinvested in accordance with the Participant’s investment elections, unless otherwise determined by the Plan Administrator by reason of the nature of the dividend or distribution. For the avoidance of doubt, dividends and distributions on Crane NXT Stock shall not be reinvested in Crane NXT Stock.

(c)

ERISA Section 404(c) Compliance: It is intended that such rules and procedures established by the Trustee and the Plan Administrator will meet the requirements of Section 404(c) of ERISA, reflecting Participant-directed investments.

6.02	Rules and Regulations

The Plan Administrator will from time to time establish rules and regulations governing investment directions by Participants and the transfer of amounts in Participant Accounts among the investment funds. Without limiting the generality of the foregoing, the Plan Administrator may establish special rules, including the creation of periodic window periods during which Participants may invest in, or transfer funds into or out of, the Company Stock Fund, the establishment of requirements for notice periods for Participant directions affecting the Company Stock Fund, and the frequency of permitted transactions, affecting the Participants who are “insiders” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (“SEA”) or for such other purposes as the Plan Administrator deems necessary or advisable. Such rules will be designed to bring the Plan into compliance with applicable insider trading exemption requirements of the SEA or successor legislation, the Sarbanes-Oxley Act of 2002 and the Regulations of the Securities and Exchange Commission thereunder. Effective January 1, 2016, no Participant will be permitted to direct investment of any new contributions to the Plan, or transfer funds from another investment option under the Plan, into the Company Stock Fund to the extent such contribution or transfer results in the allocation of more than twenty percent (20%) of the Participant’s total Account value under the Plan (based on dollar value of the Participant’s Account at the time of such contribution or transfer) to the Company Stock Fund or the Company Matching Contribution Stock Fund on an aggregated basis. For purposes of clarification, the preceding sentence shall not supersede or limit the Plan Administrator’s authority to place additional restrictions on the amount, timing or availability of investment in the Company Stock Fund or the Company Matching Contribution Stock Fund.

6.03	Diversification of Company Stock

(a)

General: To the extent not otherwise provided by the Plan, each (i) Participant who has completed at least three (3) Years of Service, (ii) alternate payee who has an Account under the Plan with respect to such a Participant and (iii) beneficiary of a deceased Participant (collectively, “Applicable Individual”) is entitled to direct the Plan to divest any Company Stock in which his Account is invested and to reinvest an equivalent amount in at least three other investment funds that constitute a broad range of investment alternatives within the meaning of Department of Labor Regulation Section 2550.404(c). This Section is intended to comply with the requirements of Section 401(a)(35) of the Code and Treasury Regulation Section 1.401(a)(35)-1, and will be interpreted and applied in accordance therewith.

(b)

Requirements: Notwithstanding any other provision of the Plan to the contrary, the Plan shall not impose restrictions or conditions with respect to the investment of Company Stock that are not imposed on the investment of other assets of the Plan. A restriction or condition with respect to the investment of Company Stock is a restriction on an individual’s right to divest an investment in Company Stock that is not imposed on an investment that is not Company Stock or a benefit that is conditioned on investment in Company Stock. This Subsection shall not apply to any restriction or condition that is either required to ensure compliance with applicable securities laws or is reasonably designed to ensure compliance with applicable securities laws. Notwithstanding anything in this Subsection to the contrary, the Plan may (i) limit the extent to which an individual’s Account balance can be invested in Company Stock, provided the limitation applies without regard to a prior exercise of rights to divest Company Stock, (ii) impose reasonable restrictions on the timing and number of investment elections that an individual can make to invest in Company Stock, provided that the restrictions are designed to limit short-term trading in Company Stock, (iii) impose fees on other investment funds that are not imposed on the investment in Company Stock, (iv) impose a reasonable fee for the divestment of Company

Stock, (v) allow transfers to move into or out of a stable value or similar fund more frequently than the Company Stock Fund, (vi) provide for transfers out of a qualified default investment alternative within the meaning of Department of Labor Regulation Section 2550.404c-5(e) more frequently than the Company Stock Fund and (vii) prohibit any further investment in Company Stock (other than dividends paid on Company Stock under the Plan, which are reinvested in Company Stock). The Plan will not be treated as failing to meet the requirements of this Section merely because the Plan limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly.

ARTICLE VII

WITHDRAWALS WHILE EMPLOYED

7.01	Company Contribution Portion

In no event may a Participant withdraw any part of the amount credited to his Company Contribution Portion while he is still an Employee of the Company or an Affiliated Company.

7.02	Nondeferred Savings Portion

A Participant may withdraw all or any part of his Nondeferred Savings Portion, but in no event less than $500.

7.03	Deferred Savings Portion After Age 59 1⁄2

A Participant who is age 59 1⁄2 or older may, upon written request, withdraw all or any part of his Deferred Savings Portion, but in no event less than $500.

7.04	Deferred Savings Portion Prior to Age 59 1⁄2 Hardship Withdrawal

(a)

General: At the discretion of the Plan Administrator, a Participant who has not attained age 59 1⁄2 may, upon written request, be permitted to withdraw all or any part of his Deferred Savings Portion (less the then outstanding balance of any loan(s) to the Participant), in the event of financial hardship. The withdrawal may only occur upon the Plan Administrator’s determination that the distribution is both made on account of an immediate and heavy financial need and is necessary to satisfy the financial need. The amount may not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other sources of the Participant. The amount may include amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal.

(b)	Definition of Hardship: A distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is for:

(i)

medical expenses described in Section 213(d) of the Code incurred by the Participant, or his spouse, dependents or primary beneficiary, or amounts needed to enable one of the foregoing persons to obtain medical care described in Section 213(d) of the Code;

(ii)	purchase of a principal residence of the Participant, other than mortgage payments;

(iii)	payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his spouse, children, dependents or primary beneficiary;

(iv)	preventing the eviction of the Participant from his residence or foreclosure of a mortgage on his principal residence;

(v)	payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents or primary beneficiary;

(vi)

expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) or whether the loss exceeds 10% of adjusted gross income);

(vii)

expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA), provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; and

(viii)

amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from any of the foregoing distributions; provided, however, that such list of financial needs will be deemed to include any additional financial need which is approved for hardship withdrawals from time to time by Treasury Regulations. A Participant requesting a hardship distribution must represent that he has an emergency need for funds for one of the reasons specified in this Subsection. The Participant shall provide the Plan Administrator with any information and evidence the Plan Administrator considers necessary to determine whether a hardship exists and the amount necessary to satisfy the hardship.

(c)	Conditions of Hardship: A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if the following requirements are satisfied:

(i)	the distribution is not in excess of the Participant’s need, including amounts to pay Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

(ii)	the Participant has obtained all distributions, other than hardship distributions, under all plans maintained by the Company; and

(iii)

the Participant represents in writing, by electronic means or other form as approved by the Plan Administrator, that the Participant has insufficient cash or other liquid assets reasonably available to meet the need.

7.05	Qualified Reservist Distributions

Notwithstanding any provision of the Plan to the contrary, a Participant who, by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code), ordered or called to active duty for a period in excess of 179 days, or for an indefinite period, may elect to withdraw, during the period beginning on the date of such order or call and ending at the close of the active duty period, all or any part of the Participant’s Deferred Savings Portion. The Participant may request a qualified reservist distribution under this Section on the form and in the manner prescribed by the Plan Administrator, and must specify the percentage or dollar amount to be distributed. As provided under Section 72(t)(2)(G) of the Code, such a withdrawal shall not be subject to the 10% penalty on early distributions.

7.06	Deemed Severance Distribution (HEART Withdrawal)

A Participant who has been performing qualified military service (as defined in Section 414(u) of the Code) for at least 31 days may withdraw all or any portion of the Participant’s Deferred Savings Portion. The Participant may request a withdrawal under this Section on the form and in the manner prescribed by the Plan Administrator at any time during the Plan Year for which the election is to be effective, and must specify the percentage or dollar amount to be distributed. A Participant who takes such a withdrawal under this Section on account of the performance of qualified military service (as defined in Section 414(u) of the Code) shall not be permitted to make Deferred Savings or Nondeferred Savings to the Plan during the six-month period beginning on the date of such withdrawal.

7.07	Withdrawal Limitations

A Participant may make no more than one (1) withdrawal under each of the provisions of Sections 7.02, 7.03 and 7.04 in any Plan Year. All such withdrawals will be made as soon as administratively practicable following the Plan Administrator’s approval and will be debited to the appropriate portions of the Participant’s Account.

7.08	Replacement

A Participant may not replace any amounts withdrawn under Sections 7.02, 7.03, 7.04, 7.05 and 7.06.

7.09	Participant Loans

The Trustee will, as directed by the Plan Administrator, make loans to a Participant against such Participant’s Account. In addition to such rules as the Plan Administrator may adopt, all loans will comply with the terms and conditions of this Section.

(a)

Loan Amount: The amount of the loan, together with the outstanding balances of all other loans to the Participant from the Plan, will not exceed the smallest of the following amounts: (i) the balance in the Participant’s Account; (ii) 50% of the Participant’s Vested Interest; or (iii) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made. For purposes of clarification, the Participant’s Account balance and Vested Interest with respect to calculating the amount of a Participant’s loan under this Section shall not include any amounts credited to the Participant under Appendix B or otherwise relating to the ELDEC Corporation and Interpoint Corporation Retirement Plan. Notwithstanding anything in this Subsection to the contrary, for any new loan issued to a COVID-Impacted Participant on or after April 14, 2020 and before September 23, 2020, the amount of the loan, together with the outstanding balances of all other loans to the COVID-Impacted Participant from the Plan, will not exceed the smallest of the following amounts: (i) the balance in the COVID-Impacted Participant’s Account; (ii) 100% of the COVID-Impact Participant’s Vested Interest or (iii) $100,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made.

(b)

Approval of Loan Request: An application for a loan by a Participant will be made to the Plan Administrator in a form or manner approved by the Plan Administrator. The Plan Administrator’s action with respect to any loan application will be final. The Plan Administrator will approve each such loan application after determining whether the application, the amount of the requested loan, and the promissory note to be executed by the Participant to evidence his repayment obligation all comply with the provisions of this Section and applicable law. The Plan Administrator will have the authority to disapprove a request to borrow an amount of less than $1,000 by reason of unreasonable administrative expense and effort in relation to the amount of the requested loan.

(c)

Loan Repayment: The period of payment for any loan will be arrived at by mutual agreement between the Plan Administrator and the borrower, but such period will not exceed five (5) years, unless the loan is used to purchase any dwelling unit that within a reasonable time is to be used as the principal residence of the Participant, in which event the term of the loan will not exceed 15 years. In the event that the Participant’s employment with the Affiliated Group terminates prior to repayment of the loan, the Participant may continue to repay the loan in accordance with policies and procedures established by the Plan Administrator.

(d)

Security Interest: Each loan will be made against the assignment of such portion of the borrower’s right, title and interest in and to his Account in the Plan, and upon the creating by the borrower in favor of the Trust Fund of such other security interest, including the pledge of marketable securities or mortgage of real property, acceptable to the Trustee, as the Plan Administrator deems appropriate, supported by the borrower’s promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

(e)

Loan Amortization: The loan will be amortized in level payments, consisting of substantially equal payments of principal and interest, not less frequently than quarterly, over the term of the loan. The borrower will authorize the Plan Administrator to direct the Company to withhold from the borrower’s salary or wages amounts equal to the periodic repayment of principal and interest and to transmit the same to the Trustee for allocation to the Participant’s Account.

(f)

Loan Default: In the event that the Participant fails to pay an installment of principal and interest when due in accordance with the Participant’s promissory note, the Plan Administrator may, in its sole discretion, exercised in a nondiscriminatory manner, immediately accelerate the balance owing under the promissory note and may, in its sole discretion, exercised in a nondiscriminatory manner and subject to the restrictions on distributions of Deferred Savings, apply the amount necessary remaining in the portion of the Participant’s Account assigned to the Trustee as security for repayment of the loan, to repayment of the loan in full. In any event, a loan will be deemed to be in default if any required payment or installment is not made within the “cure period” as specified in Treasury Regulation Section 1.72(p)-1.

(g)

Interest: Each loan will bear a reasonable interest rate established by the Plan Administrator that will be commensurate with interest rates currently being charged by commercial lending institutions for similar loans.

(h)

Establishment of Participant Loan Fund: If a loan to a Participant is approved pursuant to this Section, a separate “Participant Loan Fund” will be established for the Participant under the Plan. The note obtained by the Trustee as evidence of such loan will be allocated to the borrowing Participant’s Participant Loan Fund and interest and principal payments in respect of such note will be allocated to the borrowing Participant.

(i)

Limitations on Number of Loans: A Participant may have no more than two (2) outstanding loans under the provisions of this Section at any time and may not use the proceeds of a new loan under this Section to pay off an existing Plan loan.

(j)

Temporary Suspension of Loan Payments: Notwithstanding anything in this Section or the Plan to the contrary, a Participant with an outstanding loan during the period from April 1, 2020 through July 15, 2020 may elect, in accordance with policies and procedures established by the Plan Administrator, and applicable Internal Revenue Service guidance, to have the Participant’s loan payments otherwise due during the period from April 1, 2020 through July 15, 2020 deferred until July 15, 2020, regardless of whether such Participant is a COVID-Impacted Participant.

(k)

COVID-19 Suspension of Loan Payments: Notwithstanding anything in this Section or the Plan to the contrary, a COVID-Impacted Participant may elect, in accordance with policies and procedures established by the Plan Administrator, and the applicable provisions of the CARES Act, to suspend loan repayments otherwise due during the period from March 27, 2020 to December 31, 2020. Following the suspension period, the COVID-Impacted Participant’s loan will be re-amortized to include interest accrued during the suspension period, and the original loan term will be extended for up to one year, even if the extension causes the loan term to exceed the maximum loan term otherwise permitted under the Plan.

7.10	Distributions of Rollover Contributions

Participant rollover contributions or direct rollovers of distributions that have been contributed to the Plan pursuant to Section 13.14 may be withdrawn at any time and for any purpose, subject to such administrative procedures as may be established by the Plan Administrator from time to time.

7.11	Other Distribution Provisions

Notwithstanding anything in this Article or the Plan to the contrary, Deferred Savings, Qualified Matching Contributions and Qualified Non-Elective Contributions, if any, and income allocable to each, are not distributable to a Participant or beneficiary, in accordance with such Participant’s or beneficiary’s election, earlier than upon the Participant’s termination of employment with the Affiliated Group, death or disability; provided, however, such a distribution will be subject to the other provisions of the Plan regarding distributions, other than provisions that require a termination of employment with the Affiliated Group before such amounts may be distributed. Provided, further, that if the Plan is so amended to provide, such amounts may also be distributed upon the occurrence of any of the following events:

(a)	termination of the Plan without the establishment of another defined contribution plan within the meaning of the Treasury Regulations under Section 401(k) of the Code;

(b)

the disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Company or an Affiliated Company if the Company continues to maintain the Plan after such disposition, but only with respect to Participants who continue employment with the corporation acquiring such assets;

(c)

the disposition by the Company to an unrelated entity of the Company’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Company continues to maintain the Plan, but only with respect to Participants who continue employment with such former subsidiary;

(d)	the attainment of age 59 1⁄2; or

(e)	the hardship of the Participant as set forth in Section 7.04.

7.12	Coronavirus-Related Distribution

In accordance with the CARES Act, a COVID-Impacted Participant may, upon request, withdraw all or any part of his Deferred Savings Portion in an amount not to exceed $100,000 (less any previous Coronavirus-Related Distributions under the Plan or any other plan maintained by an Affiliated Company) at any time during the period from April 14, 2020 through December 30, 2020, in accordance with policies and procedures established by the Plan Administrator or its duly authorized delegate. The Coronavirus-Related Distribution will be withdrawn on a pro-rata basis from the COVID-Impacted Participant’s Deferred Savings Portion, including any earnings thereon, and there shall not be any limit on the number of Coronavirus-Related Distributions available to a COVID-Impacted Participant. A COVID-Impacted Participant receiving a Coronavirus-Related Distribution in accordance with this Section may elect to pay any taxes associated with the Coronavirus-Related Distribution on a pro-rata basis over a three-year period. A COVID-Impacted Participant who receives a Coronavirus-Related Distribution may elect to repay the Coronavirus-Related Distribution to the Plan at any time within the three-year period following the Coronavirus-Related Distribution, and any such repayment shall be treated as a rollover contribution in accordance with Section 13.14.

ARTICLE VIII

DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

8.01	Vested Interest upon Retirement, Permanent Disability or Death

A Participant who has a termination of employment with the Affiliated Group by reason of death, Permanent Disability or Retirement will have a 100% Vested Interest in his Account and will receive (or, in the event of death, the Participant’s beneficiary will receive), as hereinafter provided, the Participant’s entire Vested Interest in his Account.

8.02	Vested Interest upon Other Termination of Employment

(a)

Determination of Vested Interest: Except as otherwise provided in this Article or Appendix A to the Plan, a Participant who has a termination of employment with the Affiliated Group for any reason other than death, Permanent Disability or Retirement will have (i) have a 100% Vested Interest in his entire Deferred Savings Portion and Nondeferred Savings Portion and (ii) a Vested Interest in his Company Contribution Portion, determined in accordance with the following table:

Participant’s Years of Service as Described in Section 9.01 of the Plan	Vested Interest
Less than 1 year	None
1 year but fewer than 2	20%
2 years but fewer than 3	40%
3 years but fewer than 4	60%
4 years but fewer than 5	80%
5 years or more	100%

(b)

Forfeiture of Non-Vested Interest: Any part of a Participant’s Company Contribution Portion that is not vested upon the Participant’s termination of employment with the Affiliated Group will be deemed a Forfeiture upon the earlier of (i) the occurrence of five (5) consecutive One Year Periods of Severance or (ii) a cash-out in full in a single lump sum of all of the Participant’s vested Company Contribution Portion, subject to the reinstatement of Forfeitures requirements of Subsection (c) of this Section. Forfeitures may be credited against any succeeding Company contribution to the Plan or for any other proper Plan purpose. Notwithstanding anything in this Subsection to the contrary, a Participant who (i) remains employed by the Employer upon the attainment of age 65 or (ii) who is otherwise described in Appendix A to the Plan will have a 100% Vested Interest.

(c)

Restoration of Forfeited Amounts upon Rehire: If a Participant receives a distribution that is less than the value of the Participant’s Company Contribution Portion, and resumes employment as an Eligible Employee, the Participant’s Company Contribution Portion will be restored to the amount on the date of distribution, if the Participant repays to the Trust Fund the full amount of the distribution on or before the earlier of the fifth anniversary of the date the Participant recommenced employment with the Employer or the date the Participant incurs five (5) consecutive One Year Periods of Severance following the date of distribution.

(d)

Changes to Vesting Schedule: If the Plan’s vesting schedule is amended in any way directly or indirectly affecting the computation of a Participant’s Vested Interest or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, any such Participant who has completed three (3) or more Years of Service prior to the expiration of 60 days after the effective date of the amendment may elect to have his Vested Interest determined pursuant to the Plan without regard to such amendment or change, subject to the following:

(i)

the election period under this Subsection will begin on the date the amendment is adopted or deemed to be made and will end on the latest of (A) 60 days after the date the amendment is adopted, (B) 60 days after the effective date of the amendment or (C) 60 days after the date the Participant is issued written notice of the amendment;

(ii)	the election described in this Subsection may be made only by an individual who is a Participant in the Plan at the time the election is made; and

(iii)	any election made under this Subsection is irrevocable.

8.03	Timing of Distribution of Vested Interest

(a)

Distribution to Participants: Subject to the provisions of Subsections (c), (d) and (e) of this Section, Section 8.05 and Appendix B, as applicable, distribution to a Participant who has a termination of employment with the Affiliated Group (whether on account of Retirement or otherwise) shall commence as soon as administratively practicable after the Participant has elected to receive a distribution. The amount of the Participant’s Vested Interest to be distributed will be determined as of the Valuation Date immediately preceding the date upon which the Trustee processes the distribution.

(b)

Distribution to Beneficiaries: Subject to the provisions of Subsections (c), (d) and (e) of this Section, Section 8.05 and Appendix B, as applicable, distribution of a Participant’s Vested Interest to the beneficiary of a deceased Participant shall commence as soon as administratively practicable after the beneficiary has elected to receive a distribution. The amount of the Participant’s Vested Interest to be distributed will be determined as of the Valuation Date immediately preceding the date upon which the Trustee processes the distribution.

(c)

Cash-out of Small Amounts: Notwithstanding anything in this Section or any provision of the Plan to the contrary, if the value of the Vested Interest in the Participant’s Account does not exceed $1,000 as of the date of the Participant’s termination of employment with the Affiliated Group or death, as applicable, the Participant’s Vested Interest will be distributed to the Participant or beneficiary, as applicable, in a single lump sum distribution as soon as administratively practicable following the Participant’s termination of employment with the Affiliated Group or death, as applicable. For purposes of determining the present value of a Participant’s Vested Interest, the value of the Participant’s nonforfeitable amounts will be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code.

(d)

Latest Commencement Date: Notwithstanding anything in this Section or the Plan to the contrary, unless a Participant elects otherwise, the payment of a Participant’s Vested Interest under the Plan shall commence no later than the sixtieth day after the close of the Plan Year in which the latest of the following events occur:

(i)	the Participant attains age 65;

(ii)	the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(iii)	the Participant has a termination of employment with the Affiliated Group.

(e)	Required Beginning Date: Notwithstanding anything in this Section or the Plan to the contrary, in no event shall commencement of payouts be deferred beyond the Participant’s Required Beginning Date.

8.04	Forms of Payment

(a)

Normal Form of Payment: Unless a Participant or beneficiary has elected an alternate form of payment described in Subsection (b) of this Section, and subject to the provisions of Appendix B, as applicable, the normal form of payment for a Participant’s Vested Interest in his Account is a single lump sum payment.

(b)

Optional Forms of Payment: In lieu of the normal form of payment described in Subsection (a) of this Section, and subject to the provisions of Appendix B, as applicable, a Participant or beneficiary may elect to have the Vested Interest in the Participant’s Account distributed in one or more of the following forms:

(i)	a nonrecurring partial withdrawal;

(ii)

annual, quarterly or monthly installments over a period of no longer than the Participant’s assumed life expectancy (or the assumed life expectancies of the Participant and the Participant’s beneficiary; provided, however, that any distribution schedule elected by a Participant or the Participant’s beneficiary must satisfy the minimum distribution requirements of Section 401(a)(9) of the Code and Section 8.05); or

(iii)

any other available form of payment with respect to certain benefits transferred to the Plan to the extent such forms of payment are deemed to be protected benefits under ERISA, as described in Article XIII or Appendix B, as applicable.

(c)

Manner of Distribution: Distribution of a Participant’s vested Account from amounts held within the ESOP will be made in the form of shares of Company Stock unless the Participant or beneficiary elects to receive the distribution in cash; provided, however, that in all events cash may be paid in lieu of fractional shares. Unless the Participant elects otherwise, the distribution of the Participant’s account balance will be in substantially equal periodic payments that occur at least annually over a period of five (5) years. Distribution of a Participant’s vested Account from amounts held within the Crane NXT Stock Fund will be made in the form of shares of Crane NXT Stock unless the Participant or beneficiary elects to receive the distribution in cash; provided, however, that in all events cash may be paid in lieu of fractional shares. If the Trustee is directed to deliver benefits in the form of Company Stock or Crane NXT Stock, it will deliver to the Employer’s transfer agent certificates for the number of shares of Company Stock or Crane NXT Stock, as applicable, specified by the Plan Administrator, together with such stock transfer powers or other documents and instructions as the transfer agent may require. The delivery of securities to the transfer agent will be adequate delivery by the Trustee for all purposes. Distributions from all other investment funds available under the Plan shall be in cash.

8.05	Minimum Distribution Requirements

(a)	General Rules

(i)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(ii)

Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(iii)

TEFRA Section 242(b)(2) Elections. Notwithstanding any other provision of this Article to the contrary, other than this Paragraph, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution

(i)

Required Beginning Date. The Participant’s entire Vested Interest in his Account will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)

Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire Vested Interest in his Account will be distributed, or begin to be distributed, no later than as provided in this Paragraph.

(A)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 73 if later.

(B)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph, other than Subparagraph (A), will apply as if the surviving spouse were the Participant.

For purposes of this Paragraph and Subsection (d) of Section 8.05, distributions are considered to begin on the Participant’s Required Beginning Date (or, if Subparagraph (D) of this Paragraph applies, the date distributions are required to begin to the surviving spouse under Subparagraph (A) of this Paragraph). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subparagraph (A) of this Paragraph), the date distributions are considered to begin is the date distributions actually commence.

(iii)

Forms of Distribution. Unless the Participant’s Vested Interest in his Account is distributed in the form of an annuity purchased from an insurance company or in a single lump sum distribution on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Subsections (c), (d) and (e) of this Section. If the Participant’s Vested Interest in his Account is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code.

(c)	Required Minimum Distributions During Participant’s Lifetime

(i)

Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)

the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)

if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death

(i)	On or After Date Distributions Begin

(A)

Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined in accordance with this Subparagraph.

(1)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(2)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one (1) for each subsequent calendar year.

(3)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one (1) for each subsequent year.

(B)

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(ii)	Death Before Date Distributions Begin

(A)

Participant Survived By Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Paragraph (i) of this Subsection.

(B)

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Paragraph (ii)(A) of Subsection (b) of Section 8.05, this Paragraph will apply as if the surviving spouse were the Participant.

(e)	Definitions

(i)

“Designated Beneficiary” means the individual who is designated as the beneficiary under Section 8.06 and is the designated beneficiary under Section 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(ii)

“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Paragraph (ii) of Subsection (b) of Section 8.05. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs will be made on or before December 31 of that Distribution Calendar Year.

(iii)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(iv)

“Participant’s Account Balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance on the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v)	“Required Beginning Date” means the date specified in Section 1.60, as applicable to the Participant.

(f)

Waiver of 2020 Required Minimum Distributions: Notwithstanding anything in this Section or the Plan to the contrary, (i) Participants or Designated Beneficiaries who received their first required minimum distribution payment in 2020 prior to April 14, 2020, or who received their first required minimum distribution payment prior to 2020 and are scheduled to receive their next required minimum distribution payment before the end of 2020, will receive such required minimum distribution, unless the Participant or Designated Beneficiary, as applicable, makes an election, in accordance with procedures established by the Plan Administrator or its duly authorized delegate, not to receive such distribution and (ii) Participants and Designated Beneficiaries who have not received a required minimum distribution by April 14, 2020, but who would have been required to start required minimum distributions in 2020 but for the applicable provisions of the CARES Act providing for a waiver of required minimum distributions, will not receive such required minimum distribution in 2020, and instead will receive such first required minimum distribution in 2021.

8.06	Beneficiary

(a)

Designation of and Changes to Beneficiary by Participant: Subject to the requirements of Subsection (b) of this Section, a Participant may from time to time designate a beneficiary or change a prior beneficiary designation. In order to be effective, any designation of or change to the designation of a beneficiary by a Participant must be made on a form furnished by the Plan Administrator, signed by the Participant and received by the Plan Administrator while the Participant is alive. Such designation shall revoke any existing beneficiary designation, take effect prospectively only and be without prejudice to any payor or payee on account of any payments made before receipt of the appropriate form by the Plan Administrator.

(b)

Spousal Consent to Beneficiary Designation: Notwithstanding anything in this Section to the contrary, a Participant’s beneficiary shall be the Participant’s surviving spouse unless (i) the Participant’s spouse consents in writing to such designation, change or revocation (unless such action results in the spouse being named as the Participant’s sole beneficiary), the spouse’s consent acknowledges the effect of such designation, change or revocation and the spouse’s consent is witnessed by a notary public or (ii) it is established to the satisfaction of the Plan Administrator that the consent required under Clause (i) of this Subsection cannot be obtained because there is no spouse, because the spouse cannot be located, the Participant can show by court order that the Participant is legally separated or has been abandoned by the spouse or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. If the spouse is legally incompetent to give consent, the spouse’s legal guardian, who may be the Participant, may consent to the alternate beneficiary. Any consent by a spouse (or establishment that such consent may not be obtained) under the provisions of this Subsection shall be effective only with respect to such spouse.

(c)

Disclaimer: A beneficiary may disclaim Plan benefits by filing a disclaimer with the Plan Administrator before the earlier of (i) the date a check for Plan benefits is sent to such beneficiary or (ii) nine months after the beneficiary becomes entitled to a benefit under the Plan. A disclaimer is valid only if it qualifies under Section 2518 of the Code and is valid under applicable state law. If a beneficiary timely files a disclaimer under the Plan, the benefits shall pass as if the beneficiary had predeceased the Participant.

(d)

Other Designated Beneficiaries: If (i) a Participant dies without having designated a beneficiary, (ii) the Participant dies having revoked an earlier beneficiary designation without having effectively designated another beneficiary, (iii) the Participant dies but the beneficiary designated by the Participant fails to survive the Participant or (iv) the designation of beneficiary lapses or fails for any other reason, then and in any such event, the person(s) who shall constitute the beneficiary of the deceased Participant shall be determined in accordance with this Subsection.

(i)	In the event the deceased Participant is survived by the Participant’s spouse, then such surviving spouse shall be the beneficiary.

(ii)	In the event the deceased Participant is not survived by the Participant’s spouse, then the deceased Participant’s estate shall be the deceased Participant’s beneficiary.

(e)

Death of Beneficiary: To be entitled to receive any undistributed amounts credited to the Account at the Participant’s death, any person or persons designated as a beneficiary must be alive and any entity designated as a beneficiary must be in existence at the time of the Participant’s death. In the event that the order of the deaths of the Participant and any primary beneficiary cannot be determined or have occurred within 120 hours of each other, the Participant shall be deemed to have survived the beneficiary. If a beneficiary dies before the Participant, the next-in-line beneficiary, and not a beneficiary of a beneficiary, shall be entitled to all amounts to which the first-named beneficiary was entitled. The beneficiary designated by the Participant becomes fixed as of the Participant’s death so that, if a beneficiary survives the Participant but dies before receiving all amounts to which the beneficiary would otherwise be entitled under the Plan, any remaining amounts are payable to the representative of such beneficiary’s estate.

(f)

Automatic Revocation of Designation: Any designation of a beneficiary identified as a Participant’s spouse shall be deemed revoked by the divorce of the Participant and such beneficiary, unless the Participant has indicated otherwise be re-designating such beneficiary as a non-spouse beneficiary after the final order of divorce has been issued. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce, delivered after the Participant’s death to the Plan Administrator. Neither the Plan Administrator nor the recordkeeper shall be liable for any payment or transfer made to a beneficiary in the absence of such documentation. Notwithstanding anything in this Subsection to the contrary, any domestic relations order submitted to and qualified by the Plan Administrator at any time prior to the final transfer and/or payment of the Participant’s Account shall be deemed to constitute such acceptable documentary evidence of divorce.

(g)

Slayer Provisions: If a beneficiary is convicted of a crime involving the intentional killing of the Participant (or any other beneficiary), such beneficiary shall be treated as having predeceased the Participant (or other beneficiary) and shall not be entitled to receive any undistributed amounts credited to the Participant’s Account. In addition, if the death of a Participant (or other beneficiary) is the result of a formally charged criminal act involving any other beneficiary, a claim by such criminally charged person shall be suspended, and any distribution held, pending the resolution of the criminal charge. A person convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the Participant’s Account.

(h)

Minor Beneficiary: As long as a beneficiary remains a minor, any inherited Account opened for such beneficiary shall be controlled by such person(s) demonstrated to the Plan Administrator’s satisfaction to be authorized to act on behalf of the minor. The minor’s representative may be the court-appointed guardian or conservator or a person named to serve as the minor’s representative in the Participant’s last will and testament admitted to probate or other person deemed by the Plan Administrator to be authorized to act for the minor. A minor is a person who has not yet reached the age of majority for the ownership of investments under the law of the state of the minor’s domicile. A former minor may request that the inherited Account be transferred to him or her at any time after attaining the age of majority.

8.07	Unable to Locate Participant or Beneficiary

If the Participant or any beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find such Participant or beneficiary in accordance with applicable Department of Labor guidance, including the sending of notification by certified or registered mail to his last known address, the Plan Administrator may, in its sole discretion, elect any of the following alternatives:

(a)	direct the Trustee to distribute the benefits in question to a federally-insured interest bearing savings account established in the name of the Participant or the beneficiary;

(b)

segregate the Participant’s Account within a separate account under the Plan and such funds will be held in the segregated account for distribution to the Participant or the beneficiary when located; or

(c)	forfeit the Participant’s Account and reallocate it pursuant to provisions of the Plan applicable to Forfeitures.

Funds held in any segregated account under Subsection (b) of this Section or forfeited under Subsection (c) of this Section will continue to be Plan assets and will not be subject to any laws regarding escheat or forfeiture. If a Participant’s Account is forfeited in accordance with Subsection (c) of this Section and the Participant or beneficiary is subsequently located, such Forfeiture will be restored and the restoration will be made first out of Forfeitures, if any, and then by additional Employer contributions.

8.08	Direct Rollover of Eligible Rollover Distributions

(a)

General: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions: For purposes of this Section, the following terms shall have the following meanings:

(i)	“Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(A)

any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more;

(B)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C)

the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities), except that the portion of a distribution consisting of a Participant’s Nondeferred Savings that are not includible in the Participant’s gross income is not subject to this provision; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible; or

(D)	the portion of any distribution that is a hardship distribution described in Section 401(k)(2)(13)(W) of the Code.

(ii)

“Eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan and a Roth individual retirement account or annuity under Section 408A of the Code. The definition of “eligible retirement plan” will also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. The definition of “eligible retirement plan” shall also mean, with respect to an individual who is a designated beneficiary of the Participant (as defined in Section 401(a)(9)(E) of the Code) and who is not the surviving spouse of the Participant, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code or a Roth individual retirement account or annuity under Section 408A of the Code. Notwithstanding anything in this Paragraph to the contrary, “eligible retirement plan” shall be limited to, with respect to nontaxable distributions, a qualified trust described in Section 401(a) of the Code or an annuity contract described in Section 403(b) of the Code.

(iii)

“Distributee” means an Employee or former Employee, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, and an individual who is a designated beneficiary of the Participant (as defined in Section 401(a)(9)(E) of the Code) and who is not the surviving spouse of the Participant.

(iv)	“Direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE IX

DETERMINATION OF SERVICE

9.01	Service for Purposes of Eligibility to Participate and Vesting

(a)

General Rules for Determination of Service: For purposes of eligibility of Employees to participate in the Plan, and vesting from and after January 1, 1988, the term “Service” will mean employment with the Company or an Affiliated Company from the date the Employee first performs an Hour of Service for the Company or Affiliated Company until the date the Employee incurs a Severance from Service. A “Severance from Service” will occur on the earlier of the date on which an Employee quits, is discharged, retires or dies or the first anniversary of the date the Employee is absent from Service for any other reason (such as disability, vacation, layoff, etc.); provided, however, that the following will not constitute a Severance from Service:

(i)

absence of an Employee who entered the military, naval or merchant marine service of the United States and who has re-employment rights under the law and complies with all requirements of the law as to re-employment and is re-employed by the Company or an Affiliated Company; or

(ii)	leave of absence granted by the Company or an Affiliated Company pursuant to its leave policy, which will be applied in a uniform and non-discriminatory manner.

Notwithstanding anything in this Subsection to the contrary, for purposes of vesting, if it should result in a greater Vested Interest, a Participant’s Year of Service prior to January 1, 1985, will mean a Plan Year during which the Participant or Employee renders 1,000 or more Hours of Service to the Company or an Affiliated Company.

(b)

Special Rules for Lear Romec Corporation Employees: Notwithstanding anything in this Section to the contrary, for the purpose of eligibility of Employees of Lear Romec Corporation to participate in the Plan and vesting, Service with Lear Romec Corporation will not include employment prior to March 1, 1990.

9.02	One Year Period of Severance

A Participant or Employee will be deemed to have incurred a One Year Period of Severance upon the completion of a 12 consecutive month period during which the Participant or Employee does not perform an Hour of Service, beginning on the date the Participant or Employee incurs a Severance from Service and ending on the first anniversary of such date.

9.03	Hours of Service

(a)

General: An Employee will be credited with an Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company for the performance of duties, and for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time for which no duties are performed due to vacations, holidays, sickness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. These hours will include overtime hours, but credit is required only to be given for the hours actually worked irrespective of any increase in the rate of pay for such hours. Notwithstanding anything in this Subsection to the contrary, no more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties, whether or not such period occurs in a single computation period. An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws. Hours of Service are not required to be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(b)

Back Pay: An Employee will be credited with an Hour of Service for which back pay has been awarded or agreed to by the Company or an Affiliated Company. These Hours of Service will be credited to the Employee for the period or periods to which the award, agreement or payment pertains, and will be subject to the 501 hour restriction set forth in Subsection (a) of this Section respecting payment for reasons other than for the performance of duties. The Hours of Service to be credited will be determined without regard to the mitigation of damages for reasons such as the Employee’s bad faith or receipt of compensation from other sources during the period wrongfully not employed; provided, however, that the same Hours of Service will not be credited under both this Subsection and Subsection (a) of this Section. The number of an Employee’s Hours of Service, and the Plan Year or other computation period to which they are to be credited, will be determined in accordance with Department of Labor Regulation Sections 2530.200b-2(b) and (c), which are herein incorporated by reference.

(c)

Affiliated Group: Hours of Service will be credited as described in this Section for employment with other members of the Affiliated Group. In addition, Hours of Service will be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) or Section 414(o) of the Code.

(d)

Special Rules for Maternity and Paternity Absences: Solely for purposes of determining whether a One Year Period of Severance, as defined in Section 9.02, for purposes of eligibility and vesting, has occurred, the Severance from Service date of an Employee who is absent from Service beyond the first anniversary of the first date of absence from work for maternity or paternity reasons is the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a period of Service nor a break in service. For purposes of this Subsection, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of a birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

9.04	Special Rules for Vesting

(a)

General: Subject to the rules contained in this Section, a Participant will be credited with a number of Years of Service equal to one-twelfth of the number of months (30 days are deemed to be a month in the case of aggregation of fractional months) contained in the Participant’s periods of Service, whether or not such periods of Service were completed consecutively. Any fractional Year of Service will be disregarded.

(b)

Service Prior to January 1, 1985: Notwithstanding anything in Subsection (a) of this Section to the contrary, for purposes of computing a Participant’s Vested Interest, a Participant’s Service prior to January 1, 1985 will not be taken into account unless the Participant enrolled in the Plan (or its predecessor) no later than February 28, 1985 (April 30, 1985, for Employees of the Company’s Deming Division).

(c)

Severance from Service and Rehire before One Year Period of Severance: If a Participant who incurs a Severance from Service with the Affiliated Group by reason of a quit, discharge or Retirement is rehired by the Employer prior to incurring a One Year Period of Severance, the term “Service” will include the period of severance between the date of Severance from Service and the date of rehire by the Employer.

(d)

Severance from Service and Rehire within 12 Months: If an Employee who incurs a Severance from Service with the Affiliated Group for any reason other than a quit, discharge or Retirement is rehired by the Employer within 12 months from the date the Employee was first absent from Service, the term “Service” will include the period of severance between the date of Severance from Service and the date of rehire by the Employer.

(e)

Severance from Service and Rehire after a One Year Period of Severance: If a Participant who had a Vested Interest under the Plan incurs a Severance from Service with the Affiliated Group and is rehired by the Employer after incurring a One Year Period of Severance, his periods of Service prior to the One Year Period of Severance will be taken into account in determining the Participant’s Years of Service for vesting purposes.

(f)

Severance from Service and Rehire after Five Consecutive One Year Periods of Severance: If an Employee or a Participant who did not have a Vested Interest in his Company Contribution Portion at the time the Employee or Participant incurred a One Year Period of Severance is rehired by the Employer after incurring five (5) consecutive One Year Periods of Severance, the periods of Service prior to such One Year Periods of Severance will be disregarded if the latest period of severance equals or exceeds the period of Service, whether or not consecutive, completed prior to such period of severance. For purposes of computing a Participant’s Vested Interest, as to any Participant who incurs five (5) consecutive One Year Periods of Severance, such Participant’s Years of Service with the Company or an Affiliated Company after such consecutive One Year Periods of Severance will not be taken into account for purposes of determining the Vested Interest of such Participant in the Company Contribution Portion which accrued before the One Year Periods of Severance.

ARTICLE X

ADMINISTRATION OF THE PLAN

10.01	Administration by Committee

The Plan will be administered by the Committee, which shall consist at any time of those individuals appointed to the Committee in accordance with the Charter for the Crane Companies’ Savings Plan Committee approved by the Management Organization and Compensation Committee of the Board of Directors from time to time, to serve at such time as the members of the Crane Companies’ Savings Plan Committee.

10.02	Actions by the Committee

The Committee shall be organized and take action in accordance with the provisions of the Committee charter described in Section 10.01. All acts and determinations of the Committee shall be duly recorded by, or under the supervision of, the Committee, and all such records, with such other documents as may be necessary for the administration of the Plan, shall be preserved to the extent required by law. Notwithstanding anything in this Article to the contrary, no member of the Committee shall have any right to vote upon or decide any matter relating solely to the Committee member or to any of such member’s rights or benefits under the Plan; provided, however, such member may sign a unanimous written consent to resolutions adopted or other action taken without a meeting.

10.03	Delegation of Powers

The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and authority, whether ministerial or discretionary, as the Committee may deem expedient or appropriate. The Committee may retain counsel, employ agents and provide for clerical, accounting and actuarial services as it may require.

10.04	Powers and Duties of the Committee

The Committee shall have all powers necessary to enable it properly to carry out its duties under the Plan. Not in limitation, but in amplification, of the provisions of the immediately preceding sentence, the Committee shall have the duty and power to:

(a)

adopt amendments to the Plan which are required by a change in law or are administrative in nature, and which do not materially change the benefits available under the Plan or materially increase the cost of the Plan to the Company;

(b)

construe and interpret the provisions of the Plan (and the rules, procedures, forms and other documentation that it has created or approved for the Plan), including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan and consistent with the intent of the Plan;

(c)

decide all questions relating to eligibility to participate in the Plan and receive benefits under the Plan (benefits under the Plan shall be paid only if the Committee determines, in its sole discretion, that an individual is entitled to benefits under the Plan);

(d)	require Participants to furnish such information as the Committee may require for the purpose of the proper administration of the Plan as a condition to receiving benefits under the Plan;

(e)	make factual findings in connection with the Plan;

(f)	review claims for benefits and appeals of denied claims for benefits under the Plan;

(g)	cause the Plan to be administered in accordance with its terms;

(h)	make or approve rules, procedures, forms and other documentation for the administration and operation of the Plan;

(i)	keep and maintain all records, books of accounts, data and documents that are necessary for the proper administration of the Plan;

(j)	cause all required information to be disclosed to Participants and beneficiaries concerning the Plan;

(k)

select and designate the named fiduciaries of the Plan and other service providers with respect to the Plan, including agents as appropriate under the Plan and provide for such clerical, accounting, actuarial and consulting services as may be required to carry out the provisions of the Plan;

(l)	monitor the general administration and maintenance of the Plan, including legal and regulatory compliance;

(m)	cause all required reports, returns and documents for the Plan to be filed with the appropriate governmental entities;

(n)

appoint such agents, who need not be employees of the Company or its Affiliated Companies or members of the Committee, as it may deem necessary for the effective performance of its duties, and the Committee may delegate to those agents the powers and duties, whether ministerial or discretionary, that the Committee may deem expedient or appropriate;

(o)

create subcommittees of its members with such powers as it shall determine, which subcommittees may further delegate such duties to the extent not prohibited by the Committee, and which subcommittees shall report on their activities to the Committee from time to time in such manner as the Committee determines;

(p)	report to the Management Organization and Compensation Committee of the Board of Directors, as appropriate;

(q)	carry out any other duties provided by any Plan document and exercise such other specific powers, authority and discretion as are expressly or by necessary implication conferred upon it;

(r)

allocate any of its fiduciary powers, responsibilities, duties and/or obligations under the Plan to a single member of the Committee, or delegate to any other person or persons the authority to carry out such powers, responsibilities, duties and/or obligations; and

(s)	take any other action permitted or required by ERISA or other applicable law.

10.05	Rules and Regulations of Committee

The Committee shall have the authority to make such rules and regulations and to take such action as may be necessary to carry out the provisions of the Plan and will, subject to the provisions of the Plan, decide any questions arising from the administration, interpretation and application of the Plan, which decisions shall be conclusive and binding on all parties.

10.06	Trustee’s Duties

The powers, duties and responsibilities of the Trustee will be as stated in the agreement of trust entered into pursuant to the Plan, subject to any limitations imposed by the Plan or by law.

10.07	Allocations and Delegations of Responsibility

(a)

Delegation: The Committee and the Trustee will have the authority to delegate, from time to time, by written instrument, all or any part of their responsibilities under the Plan to such person or persons or other entities as they may deem advisable and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities will have the same force and effect for all purposes hereunder as if such action had been taken by the delegator. The delegator will not be liable for any acts or omissions of such delegate. The delegate will report periodically to the delegator concerning the discharge of the delegated responsibilities.

(b)

Allocation: The Committee and the Trustee, respectively, will have the authority to allocate, from time to time, by written instrument, all or any part of their responsibilities under the Plan to one (1) or more other fiduciaries as they may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of such other fiduciary to whom responsibilities are allocated in the exercise of such allocated responsibilities will have the same force and effect for all purposes hereunder as if such action had been taken by the Committee or the Trustee, respectively. The Committee or the Trustee will not be liable for any acts or omissions of any such fiduciary. The fiduciary to whom responsibilities have been allocated will report periodically to the Committee or Trustee, as appropriate, concerning the discharge of the allocated responsibilities.

(c)

Plan and Trust Provisions: Fiduciary duties and responsibilities that have been allocated or delegated pursuant to the terms of the Plan or trust agreement thereunder, or Subsection (a) or (b) of this Section, are intended to limit the liability of the Committee and the Trustee in accordance with the provisions of Section 405(c)(2) of ERISA.

10.08	Administrative Bonding and Expenses

The members of the Committee and the Trustee will serve without bond (except as otherwise required by Federal law) and without compensation for their services as such (provided that any member of the Committee or the Trustee who is not employed by the Company or Affiliated Company on a substantially full-time basis may be compensated).

10.09	Claims

(a)

General: The Committee or its duly authorized delegate shall have sole discretionary authority with regard to the adjudication of any claims made under the Plan. Notwithstanding anything in this Article or the Plan to the contrary, all claims and related appeals under the Plan are administered in accordance with the timing and notice requirements specified in applicable Department of Labor regulations, as amended from time to time.

(b)

Filing of Claims: All claims for benefits under the Plan shall be submitted on a form provided for that purpose, which shall be signed by the Participant, beneficiary or any authorized representative thereof (the “Claimant”) and shall be considered filed on the date the claim is received by the Committee or its duly authorized delegate. Any claim for benefits under the Plan must be filed within one year after the Claimant first has knowledge of such claim. If a claim for benefits under the Plan is not filed within this period, the Claimant’s claim will be deemed permanently waived and abandoned, and the Claimant will be precluded from reasserting it under these procedures or in a court or any other venue. Notwithstanding anything in this Section or Section 10.10 to the contrary, the Outbreak Period shall be disregarded in determining the Claimant’s deadline for filing a claim for benefits under the Plan.

10.10	Denial of Claims

(a)

Timing of Claims Decision and Notification of Denial: In the event a claim is filed in accordance with Section 10.09 and is subsequently denied, in whole or in part, the Committee or its duly authorized delegate shall within 90 days provide the Claimant with a written notice which shall be delivered or mailed to the Claimant’s last known address. The notice will include (i) the specific reason or reasons for the adverse determination; (ii) references to the specific Plan provisions on which the determination is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(b)

Extension of Timing of Claims Decision: If special circumstances require additional time for processing the claim, the Committee or its duly authorized delegate shall advise the Claimant prior to the end of the initial 90-day period, setting forth the reasons for the delay and the approximate date the Committee or its duly authorized delegate expects to render its decision. Any such extension shall not exceed 90 days.

10.11	Review of Denied Claims

(a)

Right to Appeal: Within 60 days after receipt of the written notice of denial of a claim as provided in Section 10.10, a Claimant may request a review of the denial upon written application to the Committee. If a Claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed permanently waived and abandoned, and the Claimant will be precluded from reasserting it under these claims procedures or in a court or any other venue; provided, however, that notwithstanding anything in this Section to the contrary, the Outbreak Period shall be disregarded in determining the Claimant’s deadline for filing such a request for a review of the denial under the Plan. The Claimant shall have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim and may submit issues and comments in writing. The review shall take into account all comments, documents, records and other information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(b)

Timing of Appeal Decision: Within 60 days after receipt of a written request for review, the Committee shall render a decision with respect to the appeal of the claim, unless special circumstances require an extension of the time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event more than 120 days after receipt of the request for review. If an extension of time is required, written notice of the expected decision date and the reasons for the extension shall be furnished to the Claimant before the end of the initial 60-day period.

(c)

Notification of Appeal Denial: A Claimant whose appeal has been denied by the Committee, in whole or in part, shall be provided written notice from the Committee in a manner reasonably calculated to be understood by the Claimant, which shall set forth (i) the specific reason or reasons for the adverse determination; (ii) references to the specific Plan provisions on which the benefit determination is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain information about those procedures, and a statement about the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

10.12	Limitations of Actions

Claimants must follow the claims procedures described in this Article before taking action in any other forum regarding a claim. Any suit or legal action initiated by a Claimant under the Plan must be brought by the Claimant no later than one year following a final decision on the claim as described in Section 10.11. The one-year statute of limitations on suits for benefits shall apply in any forum where a Claimant initiates such suit or legal action. If a civil action is not filed within this period, the Claimant’s claim will be deemed permanently waived and abandoned, and the Claimant will be precluded from reasserting it under these procedures or in a court or any other venue.

10.13	Discretionary Authority

The Committee shall have full authority to interpret and apply in its sole discretion the provisions of the Plan. The decision of the Committee on appeal shall be final and binding upon any and all Claimants.

ARTICLE XI

AMENDMENT, TERMINATION AND RETURN OF CONTRIBUTIONS

11.01	Amendment and Termination

(a)

General Amendment and Termination Authority: The Board of Directors will have the right to amend or terminate the Plan at any time; provided, however, that, subject to the following sentence, no such action will be effective to permit any part of the corpus or income of the Trust Fund established in connection herewith to be used for, or diverted to, purposes other than the exclusive benefit of the Participants and their beneficiaries, and defraying the reasonable expenses of administering the Plan. Notwithstanding anything in the immediately preceding sentence to the contrary, if the appropriate officer of the Internal Revenue Service will refuse to give to the Company an initial determination letter that the Plan meets the requirements of Section 401(a) of the Code, and that the Trust Fund meets the requirements of Section 501(a) of the Code, so that the Plan and the Trust Fund are qualified and exempt, respectively, thereunder, upon any termination of the Plan following such refusal to issue a favorable initial determination letter, all monies or other property in the Trust Fund will be returned to the Company or the Contributing Participants, as the case may be, within one (1) year of such adverse determination in proportion to their respective contributions to the Plan for all Plan Years through the Plan Year in which such termination will occur without any further liability of the Company to any Employee or beneficiary of any Employee. The Company retains the right to amend, suspend or terminate the Plan at any time, retroactively in effect, if necessary, to meet the foregoing qualification and exemption requirements of the Code, or to meet any of the requirements of ERISA, or the corresponding provisions of any subsequent or amendatory Federal legislation that is applicable. Notwithstanding anything in this Section or the Plan to the contrary, the Committee shall have the power and right to make amendments to the Plan that are required by a change in law or are administrative in nature, and which do not materially change the benefits available under the Plan or materially increase the cost of the Plan to the Company, and any such amendments shall be binding on the Board of Directors.

(b)

Amendment Restrictions: Notwithstanding anything in Subsection (a) of this Section to the contrary, (i) no amendment to the Plan will be effective to the extent that it has the effect of decreasing a Participant’s Accrued Benefit and (ii) no amendment to the Plan will have the effect of decreasing a Participant’s Vested Interest in his Accrued Benefit, determined without regard to such amendment as of the later of the date such amendment is adopted or becomes effective. For purposes of this Subsection, a Plan amendment that has the effect of eliminating an optional form of benefit, and with respect to benefits attributable to service before the amendment, will be treated as reducing Accrued Benefits.

11.02	Distribution upon Plan Termination

In the event that the Plan is completely or partially terminated, or the Company completely discontinues making contributions under the Plan, all amounts then credited to the Accounts of the affected Participants will immediately be fully vested and nonforfeitable. After the making of proper governmental notification required by ERISA, and subject to the requirements of ERISA, the Board of Directors will thereupon direct either that (a) the Trustee continue to hold the Accounts of Participants in the Trust Fund in accordance with the provisions of the Plan without regard to such termination until all funds in such Accounts have been distributed in accordance with such provisions or (b) the Trustee immediately distribute to each Participant all amounts then credited to his Account as a lump sum.

11.03	Return of Company Contributions

Except as otherwise provided in the Plan and this Section, the assets of the Trust Fund, including all contributions under the Plan, will never inure to the benefit of the Company and will be held for the exclusive purposes of providing benefits to the Participants and their beneficiaries and defraying the reasonable expenses of administering the Plan to the extent that such expenses are not paid by the Company. Notwithstanding anything in the immediately preceding sentence to the contrary, in the event that any contribution is made by the Company hereunder by a mistake of fact, at the direction of the Company, the Trustee will return such contribution to the Company within one (1) year after the date of payment of the contribution. In addition, each contribution that is made by the Company under the Plan will be conditioned upon the deductibility of the contribution under Section 404 of the Code. To the extent that the deduction is disallowed under Section 404 of the Code, upon the direction of the Company, the Trustee will return such contribution to the Company within one (1) year after the disallowance of the deduction.

ARTICLE XII

EMPLOYEE STOCK OWNERSHIP PLAN

12.01	Purpose

The Company Matching Contribution Stock Fund and the Company Stock Fund will be considered and designated as an ESOP. The purpose of the ESOP is to allocate to Participants and their beneficiaries an ownership interest in the Company through distribution of Company Stock (or the fair market value of such Company Stock) following a Participant’s termination of employment with the Affiliated Group. Neither the Company, the Employer, its or their officers, directors, Employees or shareholders, nor any fiduciary of the Plan, will have any responsibility for the value of any stock or other securities of the Company allocated to the Account of, or distributed to, any Participant or beneficiary hereunder, it being understood that such stock or securities may decline in value or become wholly worthless due to risks and circumstances that cannot be foreseen and that may not be within the control of any such person or entities.

12.02	Investment in Company Stock

A principal purpose of the ESOP is to provide for Employees to acquire Employer Securities. Accordingly, Matching Contributions made to the ESOP in cash and other cash received for the ESOP by the Trustee will be invested primarily or exclusively in Employer Securities, or as may be necessary to pay currently maturing debt obligations (including interest), if any, incurred by the Trust Fund for the acquisition of Employer Securities pursuant to Section 12.04. Purchases of Employer Securities may be made in the open market or, to the extent permitted by law, by purchases directly from the Company or from shareholders of the Company. If Employer Securities are not available for purchase, or if the Trustee determines that the purchase of additional Employer Securities is not prudent or would not further the purposes of the Plan, the Trustee will, to the extent not inconsistent with the Plan’s continued tax qualification as an employee stock ownership plan under Section 4975(e)(7) of the Code, invest the assets of the ESOP consisting of other than Employer Securities in other securities or investments. The Trustee may maintain reserves in the Plan to provide funds (a) for the payment of expenses from the Trust, (b) for distributions in cash and (c) for payments of currently maturing debt obligations (including interest) incurred for the acquisition of Employer Securities pursuant to Section 12.04. Such reserves may be invested in cash, savings accounts, certificates of deposit and other similar cash equivalent investments, including those of the Trustee, as well as any other authorized investment provided in the Trust Agreement. All purchases of Employer Securities will be made at prices that, in the judgment of the Trustee, do not exceed the fair market value of such Employer Securities at the time of purchase.

12.03	Employer Contributions

For each Plan Year, the Company will make contributions to the ESOP in amounts determined by the Board of Directors; provided, however, that the amount of such contributions will be sufficient, after taking into account the amount of any dividends paid with respect to Employer Securities held by the ESOP, to enable the Trust Fund to pay any currently maturing debt obligation (including interest) incurred for the acquisition of Employer Securities pursuant to Section 12.04.

12.04	Securities Acquisition Loans

The Trustee may, if directed by the Committee, from time to time, borrow funds to purchase Employer Securities on such terms as may be designated or approved by the Committee. In connection with such loans, the Committee may direct the Trustee to issue promissory notes on behalf of the Trust Fund, subject to any and all applicable rules, regulations and statutes, including applicable margin requirements, and subject to such terms and conditions as specified by the Committee. All such loans will meet the requirements necessary to constitute “exempt loans” within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and will be used for the primary benefit of the Participants and their beneficiaries. All such loans will also be subject to the provisions of this Section.

(a)

The loans must not bear interest in excess of a reasonable rate of interest as determined under Treasury Regulation 54.4975-7(b)(7) and for a specific term. Such loans may not be payable upon demand, except in the case of a default.

(b)	The proceeds of any such loan must be used within a reasonable time after such loan is obtained only to purchase Employer Securities, to repay the loan or to repay any prior exempt loan.

(c)	All Employer Securities purchased with the proceeds of any such loan will be accounted for separately in a suspense account (“Suspense Account”) until the loan is repaid.

(d)

Any collateral pledged to the lender by the Trust Fund will consist only of Employer Securities purchased with the borrowed funds or Employer Securities used as collateral on any prior loan repaid with the proceeds of a current exempt loan. The terms of any such loan must provide that any pledged shares of Employer Securities will be released as collateral in a manner that complies with Subsection (h) of Section 12.04. If permitted by applicable Federal Savings and Loan Insurance Corporation regulations, the Company may elect to guarantee any such loan in addition to (or in lieu of) any pledge of Employer Securities by the Trust Fund.

(e)

Under the terms of such loans, the lender will have no recourse against the assets of the Trust Fund except with respect to such collateral, Employer Contributions (other than contributions of Employer Securities) that are made to meet the Trust’s obligations under such loans and earnings attributable to such collateral and the investment of such Employer Contributions.

(f)

Payments made during a Plan Year to repay any such loan will not exceed an amount equal to the sum of the contributions (other than contributions of Employer Securities) that are made during or prior to such Plan Year to meet the Trust Fund’s obligations under the loan and the earnings received during or prior to such Plan Year on such contributions and on the Employer Securities held in the Suspense Account, less the sum of all payments in prior Plan Years. Such contributions and earnings will be accounted for separately on the books of the Trust Fund until any such loan is repaid.

(g)

The Company must contribute to the Trust Fund amounts that, together with prior contributions and earnings thereon, will be sufficient, after taking into account the amount of any dividends paid with respect to Employer Securities held by the ESOP, to enable the Trust Fund to pay each installment of principal and interest on any such loan on or before the date such installment is due, whether or not a tax benefit results from such contribution. In the event of default, the value of assets of the Trust Fund transferred in satisfaction of any such loan will not exceed the amount of the default. If the lender is a disqualified person (as defined in Section 4975(e)(2) of the Code), a transfer of Plan assets upon default will be made only upon, and to the extent of, the failure of the Plan to meet the payment schedule of the loan. For purposes of this Subsection, a guaranty by the Company will not be deemed to make the Company a lender.

(h)

Upon repayment of any portion of the balance due on any such loan, the Employer Securities attributable to such portion and the Employer Securities, if any, originally pledged as collateral for such portion, will be released from the Suspense Account in accordance with Treasury Regulation Sections 54.4975-7(b)(8)(i) and 54.4975-11(c). Specifically, the shares of Employer Securities will be released as follows: For each Plan Year during the duration of the loan, the number of shares released must equal the number of pledged shares held immediately before such release multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years will be determined without taking into account any possible renewal or extension periods. If the interest rate under the loan is variable, the interest to be paid in future years will be computed by using the interest rate applicable as of the end of the Plan Year. Alternatively, the Committee may elect to have the shares of Employer Securities released pursuant to Treasury Regulation Section 54.4975-7(b)(8)(ii).

12.05	Allocation of Employer Securities Acquired Through Loans

Subject to Section 12.08, Employer Securities acquired by the Trust Fund through any loan, whether or not pledged as security therefor, which are released from the Suspense Account during a Plan Year, will be allocated and credited to the Accounts of Participants in the ratio that each Participant’s Compensation during such Plan Year bears to the total amount of Compensation earned during such Plan Year by all Participants entitled to share in the allocation of Employer Securities.

12.06	Diversification

Subject to any rules or other requirements imposed by the Committee from time to time under Article VI, each Participant will be permitted to direct the Trustee as to the investment of all or any portion of the Participant’s Account balance attributable to Company Stock and allocated to the Company Matching Contribution Stock Fund or the Company Stock Fund, or any successor fund. The Plan and the Trustee will administer the Participant’s right to diversify the Participant’s interest in Company Stock under the Plan in accordance with the participant-directed investment provisions of Article VI.

12.07	Voting of Employer Securities; Tender Offers

All Employer Securities held within the ESOP portion of the Plan will be voted by the Trustee in accordance with Section 4.04. Any shares of Employer Securities held in a Suspense Account will be voted by the Trustee in the same proportion as the Trustee was instructed to vote with respect to the shares for which it received instructions. Shares of Employer Securities held unallocated in a Suspense Account will be tendered or exchanged by the Trustee in the same proportion that the Trustee tenders or exchanges the shares of Employer Securities allocated to Participants Accounts.

12.08	Dividends on Employer Securities

Dividends paid by the Company with respect to shares of Employer Securities held by the ESOP will, in the discretion of the Committee, be (a) paid in cash directly to the Participants in the ESOP or their beneficiaries, (b) paid to the ESOP and distributed in cash to Participants in the ESOP or their beneficiaries not later than 90 days after the close of the Plan Year in which such dividends are paid, (c) at the election of such Participants or their beneficiaries, payable as provided in clause (a) or (b), or paid to the ESOP and reinvested in Employer Securities or (d) used to make payments on a loan described in Section 12.03, the proceeds of which were used to acquire the Employer Securities (whether or not allocated to the Accounts of Participants) with respect to which the dividends are paid. In the event that cash dividends paid on Employer Securities allocated to

Participants’ Accounts are used to repay a loan described in Section 12.03, before determining Participants’ allocable shares of Employer Securities released from the Suspense Account for any Plan Year pursuant to Section 12.05, there will first be allocated to the Company Stock Accounts of Participants to whose Accounts such cash dividends would have been allocated but for such loan repayment a number of shares of Employer Securities having a fair market value not less than the amount of the cash dividends so applied. Only that number of shares of Employer Securities released from the Suspense Account that is in excess of the number allocated pursuant to the immediately preceding sentence will be available for allocation pursuant to Section 12.05.

ARTICLE XIII

MISCELLANEOUS

13.01	Governing Law

The Plan and agreement of trust thereunder will be governed by, and construed in accordance with, ERISA or other applicable federal law, decision or regulation, but to the extent that federal law might be found inapplicable to a particular question, the laws of the State of Connecticut will govern.

13.02	Incapacity of Recipient of Benefits

If any person entitled to receive benefits under the Plan is physically or mentally incapable of receiving or acknowledging receipt of any payment of benefits, the Trustee, upon the receipt of satisfactory evidence that such incapacitated person is so incapacitated and that another person or institution is maintaining him and that no guardian or committee has been appointed for him, and upon approval of the Plan Administrator, may provide for such payment of benefits hereunder to such person or institution so maintaining him, and any such payments so made will be deemed for every purpose to have been made to such incapacitated person.

13.03	Merger, Consolidation or Discontinuance Involving the Company

In the event that the Company will at any time become insolvent, or in the event of the dissolution of, or a merger or consolidation involving, the Company, or in the event any Affiliated Company should cease to be an Affiliated Company, without any provision being made for the continuance of the Plan, the Plan and the Trust Fund thereunder will terminate as to the Company or the Affiliated Company, as the case may be, and the Trustee will proceed in the manner provided herein in the event of a termination of the Plan. In the event of a dissolution, merger or consolidation involving the Company, provision may be made by the Company’s successor, if any, for the continuance of the Plan. In such event, said successor will be substituted hereunder in place of the Company by proper corporate action of such successor.

13.04	Liability of Officers and Directors of the Company

Subject to the provisions of ERISA, no past, present or future officer or director of the Company or any Affiliated Company will be personally liable to any Participant, beneficiary or other person under any provision of the Plan or agreement of trust thereunder.

13.05	Merger or Consolidation of the Plan

In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities respecting the Plan to, any other plan, each Participant or beneficiary in the Plan will (if the Plan had then terminated) receive a benefit hereunder immediately after such merger, consolidation or transfer which is no less than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

13.06	Assets in Trust Fund Owned by Trustee, Not Participants or Beneficiaries

Nothing contained herein will be deemed to give any Participant or his beneficiary any interest in any specific property of the Trust Fund or any right except to receive such distributions as are expressly provided for in the Plan.

13.07	Employment Rights Not Affected by the Plan

Participation in the Plan will not give any right to any Employee to be retained in the employ of the Employer nor will it interfere with the right of the Employer to discharge any Employee and to deal with him without regard to the existence of the Plan and without regard to the effect that such treatment might have upon him as a Participant in the Plan.

13.08	Trust Fund for Sole Benefit of Participants and Beneficiaries

The income and principal of the Trust Fund are for the sole use and benefit of the Participants and beneficiaries of the Plan and, to the extent permitted by law, will be free, clear and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements, now contracted or that may hereafter be contracted, and from all claims and liabilities now or hereafter incurred by any Participant or beneficiary. Other than as permitted by ERISA, and as expressly set forth in the Plan, no contributions made by the Company to the Trust Fund under the Plan will at any time revert to the Company. No Participant or beneficiary of a Participant under the Plan will have the right to commute, withdraw, surrender, encumber, alienate or assign any of the income or principal of the Trust Fund or any of the benefits to become due unto any person or persons under the Plan or the agreement of trust thereunder except as specifically provided by the terms of the Plan or the agreement of trust thereunder. The preceding sentence will also apply to the creation, assignment or recognition of a right to any benefit with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code. This Section will not apply to any offset of a Participant’s benefits against an amount that the Participant is ordered or required to pay under or pursuant to any judgment, order, decree or settlement agreement described in Section 401(a)(13) of the Code.

13.09	Indemnification of Fiduciaries

To the extent permitted by ERISA, the Employer will indemnify and hold harmless all fiduciaries of the Plan, as defined in ERISA, who are employees, officers or Directors of the Employer, whether or not named fiduciaries, and defend the same, against any and all claims or liabilities that may be asserted against any of them by reason of any action or omission in the administration of the Plan, except in the case of any fraud or willful wrongdoing.

13.10	Funding Policy

The Company will make contributions to the Plan in accordance with Article IV and the Trustee will invest the Trust Fund in accordance with the terms of the Plan and the agreement of trust entered into between the Company and the Trustee.

13.11	Meaning of Certain Words

As used herein the masculine gender will include the feminine gender and the singular will include the plural in all cases where such meaning would be appropriate.

13.12	Information to be Furnished by the Company

The Company will furnish to the Plan Administrator and the Trustee information in the Company’s possession as the Plan Administrator and the Trustee will require from time to time to perform their duties under the Plan and the agreement or trust thereunder.

13.13	Service of Process

The Plan Administrator is the designated agent of the Plan for the service of process in connection with all matters affecting the Plan.

13.14	Rollover Into Plan of Qualified Rollover Distributions

With the consent of the Plan Administrator, the Plan will accept Participant rollover contributions or direct rollovers of distributions from the types of plans specified in this Section.

(a)	Direct Rollovers: The Plan will accept a direct rollover of an eligible rollover distribution from:

(i)	a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions;

(ii)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(iii)	an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

(b)	Participant Rollover Contributions from Other Plans or IRAs: The Plan will accept a Participant contribution of an eligible rollover distribution from:

(i)	a qualified plan described in Section 401(a) or 403(a) of the Code;

(ii)	an annuity contract described in Section 403(b) of the Code;

(iii)	an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state; and

(iv)

a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

Any such rollover contribution transferred by an Employee to the Trust Fund under the Plan will be held in a separate account in the Trust Fund for the benefit of such Employee, and the Employee will have a fully vested and non-forfeitable interest in such account at all times. Such an account will be administered and invested by the Trustee in the same manner as any Account hereunder. For purposes of this Section only, an Employee making such a rollover contribution will be deemed to be a Participant, but will not have the right to make Deferred Savings or Nondeferred Savings unless and until such Employee is an Eligible Employee.

13.15	Qualified Military Service

(a)

General: Notwithstanding any provision of the Plan to the contrary, contributions, rights, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code and loan repayments will be suspended in accordance with the requirements of that Section.

(b)

Death while Performing Qualified Military Service: In the case of a Participant who dies on or after January 1, 2007 while performing qualified military service within the meaning of Section 414(u) of the Code, the survivors of such Participant will receive any additional benefits (other than benefit accruals relating to the period of such qualified military service) provided under the Plan had the Participant resumed and then had a termination of employment with the Affiliated Group on account of death.

(c)

Differential Wage Payments: A Participant who receives a Differential Wage Payment after December 31, 2008 will be treated as an Employee of the Employer and such Differential Wage Payment will be treated as Compensation. A Participant who is performing service in the uniformed services shall be treated as having had a termination of employment with the Affiliated Group during such service, notwithstanding his receipt of Differential Wage Payments, provided, however, that if such Participant receives a distribution on the basis of such termination of employment, such Participant may not make Elective Deferrals during the six (6)-month period beginning on the date of such distribution. For purposes of this Section, the term “Differential Wage Payment” will mean any payment made by the Employer to a Participant with respect to any period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received from the Employer if the Participant were performing service for the Employer.

13.16	Merger of MEI Associate Retirement Plan into the Plan

Effective as of December 31, 2014, the MEI Associate Retirement Plan (the “MEI Plan”) is amended and restated into the form of, and merged into, the Plan. Each participant in the MEI Plan as of the effective date of the merger shall have accrued benefits under the Plan equal to his accrued benefits under the MEI Plan as of the effective date of the merger, and all benefits accrued under the MEI Plan shall be subject to the protections of Section 411(d)(6) of the Code and all other applicable laws and regulations, and shall be payable under the Plan from and after the effective date of the merger. The assets of the MEI Plan trust shall be deemed transferred to the Plan trust as of the effective date of the merger in conformance with Sections 401(a)(12) and 414(1) of the Code.

13.17	Merger of ELDEC Corporation and Interpoint Corporation Retirement Plan into the Plan

Effective as of August 1, 2017, the ELDEC Plan, as converted into a profit-sharing plan effective as of August 1, 2017, is merged with and into the Plan. Each ELDEC Plan Participant as of the effective date of the merger shall have accrued benefits under the Plan equal to his or her accrued benefits under the ELDEC Plan as of the effective date of the merger, and all benefits accrued under the ELDEC Plan shall be subject to the protections of Section 411(d)(6) of the Code, and all other applicable laws and regulations, and shall be payable under the Plan from and after the effective date of the merger. The assets of the ELDEC Plan shall be deemed transferred to the Plan trust as of the effective date of the merger in conformance with Sections 401(a)(12) and 414(1) of the Code.

13.18	Merger of Crane Companies Retirement Savings Plan into the Plan

Effective as of April 1, 2018, the Crane Companies Retirement Savings Plan (the “Currency Plan”) is amended and restated into the form of, and merged into, the Plan. All of the participants in the Currency Plan as of the effective date of the merger shall have accrued benefits under the Plan equal to their accrued benefits under the Currency Plan as of the effective date of the merger and all benefits accrued under the Currency Plan shall be subject to the protections of Section 411(d)(6) of the Code and all other applicable laws and regulations, and shall be payable under the Plan from and after the effective date of the merger. Any benefits accrued by former participants in the

Currency Plan on and after the effective date of the merger shall be subject to and in accordance with the provisions of the Plan. The assets of the Currency Plan trust shall be deemed transferred to the Plan trust as of the effective date of the merger in conformance with Sections 401(a)(12) and 414(1) of the Code. For purposes of clarification and not by way of limitation, any former Currency Plan participant shall be eligible to elect a “qualified reservist distribution” as defined in Section 72(t)(2)(G) of the Code with respect to any assets accrued under and transferred to the Plan from the Currency Plan in accordance with the merger of the two plans and allocated to such Participant’s account under the Plan.

13.19	Merger of Cummins-Allison Corp. Tax-Sheltered Savings and Retirement Plan into the Plan

Effective as of July 17, 2020, the Cummins-Allison Corp. Tax-Sheltered Savings and Retirement Plan (the “Cummins-Allison Plan”) is amended and restated into the form of, and merged into, the Plan. All of the participants in the Cummins-Allison Plan as of the effective date of the merger shall have accrued benefits under the Plan equal to their accrued benefits under the Cummins-Allison Plan as of the effective date of the merger and all benefits under the Cummins-Allison Plan shall be subject to the protections of Section 411(d)(6) of the Code and all other applicable laws and regulations, and shall be payable under the Plan from and after the effective date of the merger. Any benefits accrued by former participants in the Cummins-Allison Plan on and after the effective date of the merger shall be subject to and in accordance with the provisions of the Plan. The assets of the Cummins-Allison Plan trust shall be deemed transferred to the Plan trust as of the effective date of the merger in conformance with Sections 401(a)(12) and 414(1) of the Code. Additionally, notwithstanding anything in the Plan to the contrary, the provisions of this Section will apply to former Cummins-Allison Plan participants.

(a)

With respect to benefits accrued under the Cummins-Allison Plan prior to the effective date of the merger and transferred to the Plan as described in this Section, a former Cummins-Allison Plan participant is considered to have a “Permanent Disability” for purposes of the Plan if, on account of physical or mental disability, he is no longer capable of performing the duties assigned to him and such disability will continue indefinitely or for a substantial period of time. A former Cummins-Allison Plan participant shall be deemed to have met the foregoing if the Participant has a condition that constitutes total disability under the federal Social Security Act.

(b)

A former participant in the Cummins-Allison Plan who is age 59 1⁄2 or older may, upon request and without limitation on amount or number of requests, withdraw all or any part of his Qualified Non-Elective Contributions, Qualified Matching Contributions, Matching Contributions, and fully vested Employer Regular Contributions account accrued under the Cummins-Allison Plan prior to the effective date of the merger and transferred to the Plan as described in this Section.

13.20	Transfer of CIRCOR International, Inc. 401(k) Savings Plan Assets into the Plan

Effective as of July 20, 2020, certain CIRCOR International, Inc. 401(k) Savings Plan (the “CIRCOR Plan”) assets are transferred into the Plan. All of the transferred participants in the CIRCOR Plan (“Acquired I&S Employees”) shall have accrued benefits under the Plan equal to their accrued benefits under the CIRCOR Plan as of the effective date of the transfer and all benefits under the CIRCOR Plan shall be subject to the protections of Section 411(d)(6) of the Code and all other applicable laws and regulations, and shall be payable under the Plan from and after the effective date of the transfer. Any benefits accrued by Acquired I&S Employees in the CIRCOR Plan on and after the effective date of the transfer shall be subject to and in accordance with the provisions of the Plan. The assets of the CIRCOR Plan trust shall be deemed transferred to the Plan trust as of the effective date of the transfer and in conformance with Sections 401(a)(12) and 414(1) of the Code. Additionally, notwithstanding anything in the Plan to the contrary, the provisions of this Section will apply to Acquired I&S Employees.

(a)

With respect to benefits accrued under the CIRCOR Plan prior to the effective date of the transfer to the Plan as described in this Section, an Acquired I&S Employee is considered to have a “Permanent Disability” for purposes of the Plan if he (i) satisfies the requirements for benefits under a long-term disability plan or policy sponsored by the Company, (ii) satisfies the requirements for Social Security benefits, or (iii) is determined to be permanently disabled by a physician approved by the Company.

(b)

An Acquired I&S Employee who is age 59 1⁄2 or older may, upon request and without limitation on amount or number of requests, withdraw all or any part of his vested account balance attributable to matching employer contributions and non-elective employer contributions for benefits accrued under the CIRCOR Plan prior to the effective date of the transfer to the Plan as described in this Section.

(c)

With respect to accounts transferred to the Plan from the CIRCOR Plan as further described in this Section, Acquired I&S Employees performing military service are permitted distributions due to Section 401(k)(2)(B)(i)(I) of the Code (i.e., a HEART Act distribution), as well as a “Qualified Reservist Distribution” from amounts attributable to deferral contributions.

(d)

With respect to accounts transferred to the Plan from the CIRCOR Plan as further described in this Section, Acquired I&S Employees who are employed on the date they reach an early retirement age of 55 shall be 100% vested in their CIRCOR Plan accounts under the Plan.

ARTICLE XIV

TOP-HEAVY PROVISIONS

14.01	Purpose

The purpose of this Article is to comply with the rules applicable to top-heavy plans contained in Section 416 of the Code, as added by Section 240 of TEFRA, and the appropriate regulations of the Internal Revenue Service thereunder, including Proposed Regulation Section 1.416-1 and successor regulations. The rules set forth in this Article will be operative if the Plan is, or becomes, top-heavy within the meaning of Section 416 of the Code. In the event that by statutory repeal or amendment, or regulatory change or ruling by the Internal Revenue Service, any of the limitations or restrictions of this Article are no longer necessary for the Plan to meet the requirements of Section 416 of the Code or other applicable provisions of the Code then in effect, such limitations or restrictions will immediately become null and void and will no longer apply without the necessity of further amendment to the Plan.

14.02	Definitions

For purposes of this Article only, the following terms will have the following meanings.

(a)

“Compensation” means compensation of an Employee from the Employer for purposes of Section 415 of the Code as set forth in Section 5.04, but not exceeding $330,000 per year as indexed for inflation in accordance with Section 401(a)(17) of the Code.

(b)	“Determination Date” means, as to any Plan Year, the last day of any preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(c)

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $215,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2010), a 5% owner of the Company or a 1% owner of the Company having annual compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code. For purposes of this Section, owners of the Company will include those considered as owners within the meaning of Section 318 of the Code.

(d)	“Non-Key Employee,” means any employee, including a former Key Employee, who is not a Key Employee.

(e)	“Valuation Date” means the most recent Valuation Date occurring within the 12-month period ending on the Determination Date.

14.03	Determination of Whether Plan is Top-Heavy

The Plan will be deemed to be top-heavy in any Plan Year if, as of the Determination Date, the sum of the present value of Accrued Benefits of Key Employees exceeds 60% of the sum of the present value of Accrued Benefits of all Participants, excluding former Key Employees. As used in this Section, the present value of Accrued Benefits includes the amount attributable to Company contributions, Deferred Savings and Nondeferred Savings allocated to the individual Accounts of Participants and former Participants. The determination of whether the Plan is top-heavy and the extent to which distributions, rollovers and transfers are taken into account in such calculation will be made in accordance with Section 416(g) of the Code (including, but not limited to, Section

416(g)(3), (4)(A) and (4)(B) of the Code), and the Treasury Regulations thereunder, which are herein incorporated by reference. Deductible employee contributions will not be taken into account in determining whether the Plan is top-heavy, but Deferred Savings and Nondeferred Savings are taken into account. The present values of Accrued Benefits and the amounts of Account balances of an Employee as of the Determination Date will be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1)-year period ending on the Determination Date. The preceding sentence will also apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from employment, death or disability, this provision will be applied by substituting “five (5) year period” for “one (1) year period.” The Accrued Benefits and Accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date will not be taken into account. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the Accrued Benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) will be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or any Affiliated Company or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

14.04	Aggregation Group of Company Plans

All corporations and businesses that are aggregated under Sections 414(b), (c) and (m) of the Code with the Company must be considered with the Company for the purposes of determining whether the Plan is top-heavy. All plans of the Company in which a Key Employee participates, including plans that have been terminated within the last five (5) years ending on the Determination Date, and each other stock bonus, pension or profit sharing plan, if any, of the Company that enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code, will be aggregated as a required aggregation group within the meaning of Section 416(g) of the Code. Each plan in the required aggregation group will be top-heavy if the group is top-heavy, and no plan in the group will be top-heavy if the group is not top-heavy. In addition, the Company may elect to include as part of the permissive aggregation group under Section 416(g) of the Code any plans that are not part of a required aggregation group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans constituting the required aggregation group. If the permissive aggregation group is top-heavy, only those plans that are part of the required aggregation group will be subject to the additional requirements applicable to top-heavy plans as herein provided.

14.05	Special Minimum Contribution and Minimum Vesting Becoming Operative in the Event the Plan Becomes Top-Heavy

In the event that the Plan is determined to be top-heavy as to any Plan Year, the vesting and minimum contribution requirements described in this Section will become operative for such Plan Year.

(a)

Vesting Schedule: The following vesting schedule will, to the extent it should ever result in more rapid vesting than provided for in Section 8.02 as it might be amended from time to time, apply to any Participant hereunder, as provided in Section 416 of the Code:

Years of Service as Determined Under Section 9.01 of the Plan	Vested Interest In Accrued Benefit
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(b)

Minimum Contributions: The Company contributions allocated to the Accounts under the Plan of a Non-Key Employee who completes 1,000 Hours of Service in the Plan Year and regardless of his level of compensation or whether he was employed on a specific date in the Plan Year, for each Plan Year in which the Plan is top-heavy will equal the lesser of (i) 3% of Compensation for such Plan Year and (ii) the largest percentage of Compensation allocated to the Accounts of a Key Employee under the Plan for that Plan Year. A Participant’s Deferred Savings contributions will not be treated as Company contributions for the purposes of the minimum contribution requirements. Company contributions (including any Matching Contributions) will be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence will apply with respect to Company contributions under the Plan or, if the Plan provides that the minimum contribution requirement will be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements will be treated as Matching Contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

All Participants who have not had a termination of employment with the Affiliated Group as of the last day of the Plan Year must receive the minimum contribution. Employees who (i) failed to complete 1,000 Hours of Service during the Plan Year, (ii) declined to make mandatory contributions to the Plan or (iii) would have been excluded from the Plan because their Compensation is less than a stated amount, must nevertheless be considered Participants for purposes of the minimum contribution in this Section if such Employees are required to satisfy the coverage requirements of Section 410(b) of the Code in accordance with Section 401(a)(5) of the Code. The minimum contribution is determined without regard to any Social Security contribution.

14.06	Pre-Top-Heavy Plan Terminated Member

This Article will not apply to any Participant who does not complete an Hour of Service after the Plan becomes top-heavy.

14.07	Termination of Top-Heavy Status

In the event that the Plan is top-heavy within the meaning of Section 416 of the Code for any Plan Year, and in a subsequent Plan Year the Plan ceases to be top-heavy, the special top-heavy vesting and minimum contribution rules will cease to apply with respect to any Plan Year for which the Plan is not top-heavy; provided however, that in no event will a reduction in a Participant’s nonforfeitable percentage occur by reason of a change in the Plan’s status.

14.08	Multiple Top-Heavy Plans

In the event that a Participant in the Plan is also participating in a defined benefit plan maintained by the Company or an Affiliated Company during a Plan Year in which both the Plan and such defined benefit plan are top-heavy, the Participant will receive the minimum accrued benefit under the defined benefit plan rather than the minimum contribution provided for in the Plan.

Pursuant to authority granted by the Board of Directors to the Company’s Organization and Compensation Committee, the Company’s Organization and Compensation Committee has used its appropriate officers to affix its corporate name and seal hereto this 28 day of March, 2023.

Crane Company

By:	/s/ Tamara Polmanteer
Name:	Tamara Polmanteer
Title:	EVP & Chief HR Officer

CRANE SAVINGS AND INVESTMENT PLAN

(AMENDED & RESTATED EFFECTIVE AS OF APRIL 3, 2023)

EXHIBIT A

PARTICIPATING EMPLOYERS

Barksdale, Inc.

Crane ChemPharma & Energy Corp.

Crane Composites, Inc.

Crane Electronics, Inc.

Crane Instrumentation & Sampling PFT Corp.

Crane Nuclear PFT Corp.

Crane Pumps & Systems PFT Corp.

Dopak PFT Corp.

ELDEC Aerospace Corp.

Hydro-Aire Aerospace Corp.

Merrimac Industries, Inc.

Noble Composites, Inc.

Westlock Controls Corporation

Xomox PFT Corp.

APPENDIX A

SCHEDULE OF PARTICIPANTS SUBJECT TO SPECIAL VESTING RULES

I.	FERGUSON JOINT VENTURE

Participants who are or have been employees of the Company and who are assigned to the joint venture between the Company and Emerson Electric Company, in accordance with the joint venture agreement, dated December 31, 2002, are deemed to have a 100% fully Vested Interest in each Participant’s Account under the Plan.

II.	ELDEC CORPORATION AND INTERPOINT CORPORATION DEFERRED INCOME PLAN PARTICIPANTS

Participants in the ELDEC Corporation and Interpoint Corporation Deferred Income Plan who became Participants in the Plan following the merger of the Deferred Income Plan with and into the Plan are deemed to have a 100% fully Vested Interest in the Participant’s Account under the Plan, including with respect to benefits accrued after the date of the merger of the plans.

III.	MEI SAVINGS PLAN PARTICIPANTS

Participants in the MEI Associate Retirement Plan (the “MEI Plan”) who became Participants in the Plan following the merger of the MEI Plan with and into the Plan as of January 1, 2015 will have a 100% fully Vested Interest in the amounts accrued to their MEI Plan accounts as of December 31, 2014 (and any earnings thereon) upon completion of three (3) years of service, in accordance with the vesting schedule under the MEI Plan. For purposes of vesting credit for benefits earned under the Plan, service will include the Participant’s credited service with MEI prior to the merger.

IV.	CRANE COMPANIES RETIREMENT SAVINGS PLAN

Participants in the Crane Companies Retirement Savings Plan (the “Currency Plan”) who became participants in the Plan following the merger of the Currency Plan into the Plan as of April 1, 2018 will have a 100% fully Vested Interest in the amounts attributable to safe harbor matching contributions and profit sharing contributions that accrued to their Currency Plan accounts as of March 31, 2018 (and any earnings thereon). For purposes of vesting credit for benefits earned under the Plan, service will include the Participants’ credited service with Crane & Co. and any of its affiliates prior to the merger.

V.	ELDEC CORPORATION AND INTERPOINT CORPORATION RETIREMENT PLAN

A Participant’s Employer Contribution Account (as defined in Appendix B to the Plan) shall vest in accordance with the following schedule:

Completion of less than 2 Years of Service	0%
Completion of 2 Years of Service	20%
Completion of 3 Years of Service	40%
Completion of 4 Years of Service	60%
Completion of 5 Years of Service	80%
Completion of 6 Years of Service	100%

Appendix A-1

VI.	CUMMINS-ALLISON CORP. TAX SHELTERED SAVINGS AND RETIREMENT PLAN

Participants in the Cummins-Allison Corp. Tax Sheltered Savings and Retirement Plan (the “Cummins-Allison Plan”) who became Participants in the Plan following the merger of the Cummins-Allison Plan into the Plan as of July 17, 2020 will have a 100% fully Vested Interest in the amounts attributable to employer matching contributions that accrued to their Cummins-Allison Plan accounts as of July 17, 2020 (and any earnings thereon). The following vesting provisions will apply to a Participant’s Employer Regular Contributions (and any earnings thereon) that accrued to the accounts of participants in the Cummins-Allison Plan who became Participants in the Plan following the merger of the Cummins-Allison Plan with and into the Plan as of July 17, 2020:

Years of Service	Vested Percentage
Less than 1	0%
1	13%
2	26%
3	40%
4	60%
5	80%
6	100%

For purposes of vesting credit for benefits earned under the Plan, service will include the Participant’s credited service with Cummins-Allison Corp. and any of its affiliates prior to the merger.

VII.	CIRCOR INTERNATIONAL, INC. 401(k) SAVINGS PLAN

The following vesting provisions will apply to a Participant’s Fixed Match Contributions, Employer Matching Contributions, and Profit Sharing Contributions, respectively (and any earnings thereon) that accrued to the accounts of participants in the CIRCOR International, Inc. 401(k) Savings Plan (the “CIRCOR Plan”) who become participants in the Plan following the transfer of assets from the CIRCOR Plan into the Plan as of July 20, 2020:

Fixed Match Contributions
Years of Service	Vested Percentage
Less than 1	0%
1	0%
2	50%
3 or more	100%

Employer Matching Contributions
Years of Service	Vested Percentage
Less than 1	0%
1	20%
2	50%
3 or more	100%

Appendix A-2

Profit Sharing Contributions
Years of Service	Vested Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

For purposes of vesting credit for benefits earned under the Plan, service will include the Participant’s credited service with CIRCOR International, Inc. and any of its affiliates prior to the merger.

Appendix A-3

APPENDIX B

Eligible Employees Previously Covered under the

ELDEC Corporation and Interpoint Retirement Plan

Effective as of August 1, 2017, the ELDEC Corporation and Interpoint Corporation Retirement Plan (the “ELDEC Plan”), as converted into a profit sharing plan effective as of August 1, 2017, was merged with and into the Plan (such merger to be referred to as the “ELDEC Plan Merger”). The terms of the Plan, as modified by this Appendix B, shall govern the rights and obligations of the former participants in the ELDEC Plan who became Participants in the Plan immediately following the ELDEC Plan Merger. The terms of the ELDEC Plan as it existed immediately prior to the ELDEC Plan Merger shall continue to apply only as provided in this Appendix B, as otherwise provided by applicable law (including Section 411(d)(6) of the Code regarding accrued benefits), and as determined by the Plan Administrator to be necessary to effectuate the ELDEC Plan Merger. Capitalized terms used, but not defined, in this Appendix B shall have the meanings noted in the Plan.

By way of background, prior to the ELDEC Plan Merger, the ELDEC Plan existed as a separate money purchase pension plan, originally effective April 7, 1980 (the “Original ELDEC Plan”). As of August 1, 2006, the ELDEC Plan was amended and restated as an appendix to the Plan (the “Restated ELDEC Plan”). The Restated ELDEC Plan was deemed a separate “plan” from the Plan for purposes of ERISA reporting and administration and governed the Original ELDEC Plan benefits that had accrued, but that were not yet in pay status, prior to August 1, 2006, as well as all benefits accruing under the Restated ELDEC Plan on and after August 1, 2006. The rights of persons who began receiving retirement benefits under the Original ELDEC Plan prior to August 1, 2006, are controlled by the terms of the Original ELDEC Plan.

Participation in the Original ELDEC Plan was frozen as of January 1, 2006, and eligibility under the Restated ELDEC Plan was limited to those individuals who were participants in the Original ELDEC Plan as of July 31, 2006. Contributions to the ELDEC Plan were frozen effective December 31, 2013, and no new contributions will be earned or credited to any Participant’s Employer Contribution Account after such date.

Article B-1

Definitions

B-1.01 “Employer” means ELDEC Corporation.

B-1.02 “Employer Contribution Account” means the separate account established by the Plan Administrator or its delegate for each ELDEC Plan Participant that reflects the Employer contributions, and earnings thereon, made on behalf of such ELDEC Plan Participant. For purposes of the Plan provisions that are applicable to any Accrued Benefit in a Participant’s Employer Contribution Account, the Employer Contribution Account shall be deemed to be a part of a Participant’s “Company Contribution Portion.”

B-1.03 “Normal Retirement Age” means the later of attainment of age 65 or completion of five (5) ELDEC Plan Years of Service.

B- 1.04 “Normal Retirement Date” means the first day of the month coinciding with or following attainment of Normal Retirement Age.

Appendix B-1

Article B-2

Eligibility

Each Employee who was a participant in the ELDEC Plan as of July 31, 2017, shall automatically be deemed an “ELDEC Plan Participant” under the Plan as of August 1, 2017.

Article B-3

Contributions

Contributions to the ELDEC Plan were frozen effective December 31, 2013, and no new contributions will be earned or credited to any Participant’s Employer Contribution Account after such date.

Article B-4

Vesting

B-4.01 Vesting Schedule. A Participant’s Employer Contribution Account shall vest in accordance with the vesting schedule provided in Appendix A to the Plan.

B-4.02 Full Vesting. If an ELDEC Plan Participant dies, becomes permanently and totally disabled or attains Normal Retirement Age and such event occurs prior to the ELDEC Plan Participant’s termination of employment with the Affiliated Group, the full amount credited to the Participant’s Employer Contribution Account will become fully vested and nonforfeitable.

Article B-5

Distribution of Benefits

B-5.01 Retirement Options. Each ELDEC Plan Participant who has not yet received his nonforfeitable accrued benefit under the Employer Contribution Account shall be entitled to receive such benefit commencing on the first day of the month coinciding with or following attainment of Normal Retirement Age, provided he has a termination of employment with the Affiliated Group on or before such date.

(a)

Employment after Normal Retirement Date. An ELDEC Plan Participant who continues to be employed with the Affiliated Group beyond his Normal Retirement Date shall continue to be a Participant hereunder and shall continue to share in increases and decreases in the value of his Employer Contribution Account based on applicable investment gains and losses.

(b)

Required Receipt of Benefits at Age 73. Notwithstanding anything in this Article B-5 to the contrary, distribution of an ELDEC Plan Participant’s Employer Contribution Account shall be subject to the minimum required distribution rules of Section 8.05 of the Plan.

(c)

Date of Retired Participant’s First Payment. An ELDEC Plan Participant who has a termination of employment with the Affiliated Group shall begin receiving his benefits as soon as is reasonably possible after his termination of employment, but no later than the date 60 days after the close of the Plan Year in which such termination of employment occurs, unless such ELDEC Plan Participant elects to defer payment pursuant to Section B-5.01(d) of this Appendix.

Appendix B-2

(d)

Deferral of Benefits. An ELDEC Plan Participant who has a termination of employment with the Affiliated Group with a nonforfeitable accrued benefit in his Employer Contribution Account in excess of $1,000 shall not be required to receive a distribution without his written consent. The ELDEC Plan Participant may elect to defer the commencement of his benefits hereunder to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 73. Such a Participant must make this election in writing on a form provided by the Plan Administrator. Such election shall include the current amount of the Participant’s nonforfeitable accrued benefit in his Employer Contribution Account, the form of payment of the benefit and the date on which payment shall commence. The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above. Failure of an ELDEC Plan Participant and his spouse to properly consent to a distribution in accordance with Section B-5.01(e) below while a nonforfeitable accrued benefit in his Employer Contribution Account in excess of $1,000 is immediately distributable shall be deemed an election to defer commencement of payment.

(e)

Form of Payment. Within a period no less than 30 days and no more than 180 days before the Benefit Commencement Date, an ELDEC Plan Participant who is eligible to receive benefits under this Article B-5 may elect, in writing on a form provided by the Plan Administrator (and, if married, with his spouse’s consent), his choice from the following options for distribution of his nonforfeitable Accrued Benefit in his Employer Contribution Account:

(i)

a nontransferable annuity contract that will be an annuity for the life of the ELDEC Plan Participant, with a survivor annuity for the life of his spouse that is 50% of the amount payable during the joint lives of the ELDEC Plan Participant and his spouse (a qualified joint and survivor annuity);

(ii)	a nontransferable annuity contract that will be a monthly straight life annuity for the life of the ELDEC Plan Participant;

(iii)

a single payment equal to the ELDEC Plan Participant’s nonforfeitable Accrued Benefit in his Employer Contribution Account, valued for distribution purposes as of the last Valuation Date immediately preceding the date of the ELDEC Plan Participant’s distribution; or

(iv)

for a Participant who is married, a nontransferable annuity contract that will be an annuity for the life of the ELDEC Plan Participant, with a survivor annuity for the life of his spouse that is 75% of the amount payable during the joint lives of the ELDEC Plan Participant and his Spouse (a qualified optional joint and survivor annuity).

The amount applied to purchase an annuity contract shall be the Participant’s Accrued Benefit in his Employer Contribution Account as of the last Valuation Date immediately preceding the date such contract is purchased.

Within a period of no less than 30 days and no more than 180 days before the Benefit Commencement Date, the spouse of a married ELDEC Plan Participant must consent in writing to the election of a form of benefit other than the form in Section B-5.01(e)(i) and acknowledge the effect of the consent. The consent shall be witnessed by the Plan Administrator or a notary public. Notwithstanding anything in the immediately preceding sentence to the contrary, spousal consent to the election of a form of benefit other than the form in Section B-5.01(e)(i) is not required if it is established to the satisfaction of the Plan Administrator that the consent required in the immediately preceding sentence cannot be obtained

Appendix B-3

because there is no spouse, because the spouse cannot be located, the ELDEC Plan Participant can show by court order that the ELDEC Plan Participant is legally separated or has been abandoned by the spouse or because of such other circumstances as the Secretary of Treasury may prescribe by regulations. If the spouse is legally incompetent to give consent, the spouse’s legal guardian, who may be the Participant, may consent to the alternate form of benefit.

Within a period no less than 30 days and no more than 180 days before the Benefit Commencement Date, the Plan Administrator shall furnish such a married ELDEC Plan Participant a written explanation in nontechnical language of the terms and conditions of a qualified joint and survivor annuity under Section B-5.01(e)(i) and a qualified optional joint and survivor annuity under Section B-5.01(e)(iv), the right to elect some other form of benefit and the rights of his spouse. Prior to the Benefit Commencement Date, such a married ELDEC Plan Participant may request the Plan Administrator to furnish him a written explanation of the specific amount of the particular joint and survivor annuity he will receive and the financial effect of his election of some other form of benefit. The ELDEC Plan Participant and his spouse may change their election as provided herein at any time prior to the Benefit Commencement Date. The spouse may revoke a consent to a form of benefit other than Section B-5.01(e)(i) above at any time prior to the Benefit Commencement Date. If an annuity is to be the form of benefit, the Plan Administrator shall instruct the Trustee to purchase a nontransferable annuity contract from a qualified insurance company and to distribute the annuity to the ELDEC Plan Participant.

Notwithstanding anything in this Section to the contrary, the Benefit Commencement Date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph, provided (i) the ELDEC Plan Participant has been provided with information that clearly indicates that the ELDEC Plan Participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a qualified joint and survivor annuity, (ii) the ELDEC Plan Participant is permitted to revoke any affirmative distribution election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the seven (7)-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the ELDEC Plan Participant and (iii) the Benefit Commencement Date is a date after the date that the written explanation was provided to the ELDEC Plan Participant.

Notwithstanding anything in this Section to the contrary, the Plan Administrator may provide the ELDEC Plan Participant the written explanation described above after the Benefit Commencement Date, in which case the election period shall not end before the thirtieth day after the date on which such explanation is provided, subject to waiver of the 30-day period as provided in the preceding paragraph.

An ELDEC Plan Participant may change his election any time prior to the Benefit Commencement Date. In the event an ELDEC Plan Participant’s benefits are to commence and he has made no election (including any required spousal consent to such election) of the form of payment prior to the Benefit Commencement Date, distribution shall be made pursuant to the option under Section B-5.01(e)(i) if he is married and the option under Section B-5.01(e)(ii) if he is not married.

The Benefit Commencement Date means the first day of the first period for which an amount is payable hereunder in the form of an annuity or in the case of a benefit not payable in the form of an annuity, the first date on which all events have occurred which entitle the ELDEC Plan Participant to the benefit.

Appendix B-4

B-5.02 Death.

(a)

Beneficiaries. Each ELDEC Plan Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Plan Administrator, and shall otherwise be subject to the provisions of Section 8.06 of the Plan.

(b)

Death Prior to Commencement of Benefits. In the event an ELDEC Plan Participant dies prior to the commencement of benefits hereunder and the Participant has not designated a beneficiary, or all of the designated beneficiaries predecease the Participant, the Participant’s entire Employer Contribution Account shall be distributed to his deemed beneficiary no later than December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs. The Participant’s Employer Contribution Account may be distributed in a lump sum prior to that date if the beneficiary so elects in writing on a form furnished by the Plan Administrator. However, if the Participant has not designated a beneficiary and his deemed beneficiary is his spouse, the spouse may elect to defer distribution as provided below. Such payment shall be valued as of the last Valuation Date immediately preceding the date of distribution. Notwithstanding the foregoing, if the Participant has designated a beneficiary, the beneficiary may elect to receive the Participant’s Employer Contribution Account in the form of an annuity as provided in Section B-5.01(e), or in a single payment. The beneficiary may select the date such payment or payments commence, which date shall be (i) not later than the later of (A) December 31 of the calendar year in which the Participant would have attained age 73 or

(B) December 31 of the calendar year following the calendar year in which the Participant died, if the beneficiary is the Participant’s spouse, (ii) not later than December 31 of the calendar year immediately following the calendar year in which the Participant died, if the beneficiary is not the Participant’s spouse (or such later date permitted by Treasury Regulations) and (iii) not earlier than 90 days after the Participant’s death.

If the designated beneficiary or deemed beneficiary is the Participant’s spouse, the spouse may elect to have payment of the Participant’s Employer Contribution Account commence within a reasonable period after the Participant’s death. Ninety (90) days is deemed to be such a reasonable period, and whether any longer period is a reasonable period is determined based on the facts and circumstances.

If the beneficiary is the Participant’s spouse and the spouse elects to postpone payment of the Participant’s Employer Contribution Account, the spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Section B-5.02 as if the spouse was the Participant. If such spouse dies before payments commence hereunder, the provisions of Section B-5.02(b) shall be applied as if the spouse was the Participant.

If the Participant’s beneficiary fails to make a written election as to the form and time of payment before December 31 of the calendar year immediately following the calendar year in which the Participant died, and the beneficiary is not the Participant’s spouse, the Plan Administrator shall direct the Trustee to pay the benefit in a single sum to the Participant’s beneficiary not later than that December 31. If the spouse as beneficiary fails to make a written elect on as to the form and time of payment before the earlier of (i) December 31 after the Participant would have attained age 73 or (ii) December 31 of the calendar year that contains the fifth anniversary of the date of death of the Participant, the Plan Administrator shall direct the Trustee to apply the Participant’s Employer Contribution Account to purchase and distribute an annuity for the life of the spouse with annuity payments to commence on or before the later of December 31 of the calendar year in which the Participant would have attained age 73 or December 31 of the calendar year immediately following the calendar year in which the Participant died.

Appendix B-5

(c)

Explanation of Death Benefit. The Plan Administrator shall provide to each ELDEC Plan Participant, at the time(s) described below, a written explanation of (i) the death benefit provided hereunder to the ELDEC Plan Participant’s spouse, (ii) the ELDEC Plan Participant’s right to designate a beneficiary other than his spouse to receive that death benefit, provided he obtains the spouse’s written consent witnessed by a notary public or Plan representative and (iii) the ELDEC Plan Participant’s and spouse’s right to revoke that designation or consent and the effect of such a revocation. Such notice shall be provided to an ELDEC Plan Participant both at the time he wishes to elect a beneficiary other than his spouse and during whichever of the following applicable periods ends last:

(i)

the period beginning with the first day of the Plan Year in which the ELDEC Plan Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the ELDEC Plan Participant attains age 35;

(ii)	a reasonable period after the individual becomes an ELDEC Plan Participant;

(iii)	a reasonable period after termination of employment with the Affiliated Group, in case of an ELDEC Plan Participant who has a termination of employment before attaining age 35; or

(iv)	a reasonable period following the date on which the Participant first becomes entitled to a vested Accrued Benefit.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in Sections B-5.02(c)(ii), B-5.02(c)(iii) and B-5.02(c)(iv) is the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs and ending one (1) year after that date. In the case of an ELDEC Plan Participant who has a termination of employment with the Affiliated Group before the Plan Year in which age 35 is attained, notice shall be provided within the two (2)-year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a ELDEC Plan Participant thereafter returns to employment with the Employer, the applicable period for such ELDEC Plan Participant shall be redetermined.

Any beneficiary designation made prior to the first day of the Plan Year in which the ELDEC Plan Participant attains age 35 and that designates a beneficiary other than the ELDEC Plan Participant’s spouse is invalid on and after that date, unless the ELDEC Plan Participant completes another beneficiary designation form, again obtains his spouse’s written consent to the designation of a beneficiary other than his spouse, and the spouse’s consent is witnessed by a notary public or a Plan representative.

B-5.03 Disability. Disability means that an ELDEC Plan Participant is unable to engage in any substantial gainful activity because of a medically determinable physical or mental impairment that is expected to result in death or to be of a long and indefinite duration. Under such circumstances, an ELDEC Plan Participant’s Employer Contribution Account shall become 100% vested and nonforfeitable and shall be distributed to him if he so elects in the same manner as if he had attained Normal Retirement Age as provided in Section B-5.01(e) above. Such benefit shall be valued as of the last Valuation Date immediately preceding the date of distribution. Disability shall be established to the satisfaction of the Plan Administrator.

Appendix B-6

B-5.04 Termination of Employment. In the event an ELDEC Plan Participant voluntarily or involuntarily has a termination of employment with the Affiliated Group with a nonforfeitable Employer Contribution Account value of $1,000 or less, the ELDEC Plan Participant shall be paid such amount in a single payment as soon as is reasonably possible after the date of his termination of employment. If the nonforfeitable amount of the Participant’s Employer Contribution Account exceeds $1,000, such benefit shall be paid as provided in Section B-5.01(e) within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Section B-5.01(d). If, at the time an ELDEC Plan Participant has a termination of employment with the Affiliated Group, the ELDEC Plan Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional year of service.

B-5.05 Time of First Payment. Upon death, attainment of normal retirement age by an ELDEC Plan Participant who has had a termination of employment with the Affiliated Group, termination of employment with the Affiliated Group with a vested Accrued Benefit in his Employer Contribution Account of not more than $1,000 or receipt by the Plan Administrator of a disabled ELDEC Plan Participant’s election to receive disability benefits, distribution of an affected ELDEC Plan Participant’s nonforfeitable Employer Contribution Account shall commence as soon as is reasonably possible, but in no event shall distribution commence later than 60 days following the Plan Year during which such aforementioned event occurs, provided that if an ELDEC Plan Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Section B-5.01(d) or B-5.02 and such an election is made, commencement of benefits shall be deferred to the date elected by the ELDEC Plan Participant or beneficiary.

B-5.06 Distribution of Allocation Attributable to Last Year of Participation. The amount, if any, allocated to the ELDEC Plan Participant’s Employer Contribution Account for the Plan Year in which an event described in Section B-5.05 occurs shall be paid no later than 60 days after the end of such Plan Year, unless the ELDEC Plan Participant or beneficiary elects to defer the commencement of benefits in accordance with Section B-5.01(d) or B-5.02.

Appendix B-7